UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)     Title of each class of securities to which transaction applies:

    2)     Aggregate number of securities to which transaction applies:

    3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)     Proposed maximum aggregate value of transaction:

    5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)     Amount Previously Paid:

    2)     Form, Schedule or Registration Statement No.:

    3)     Filing Party:

    4)     Date Filed:

Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 12, 2022

Dear Shareholder,

The 131st annual meeting of Union Bankshares, Inc. (the “Company”, "we", or "our") will be held as a virtual meeting online at www.virtualshareholdermeeting.com/UNB2022 on Wednesday, May 18th at 3 p.m Eastern Time. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

Also enclosed with this mailing is a copy of our Annual Report on Form 10-K for Union Bankshares, Inc. for the year ended December 31, 2021. Our proxy materials and Annual Report on Form 10-K are also posted on www.ublocal.com and on a special internet website, as indicated in the Notice of Internet Availability section of the attached Notice of Annual Meeting.

In addition to the votes on the election of directors and ratification of our external auditors for 2022, shareholders will be asked to vote on a nonbinding resolution to approve our executive compensation program, and to vote on an amendment to the 2014 Equity Incentive Plan to authorize an additional 100,000 shares to be allocated for future grants under the Plan.

If your shares are held through a broker, please note that your broker will not have the authority to vote your shares on the election of directors, nor on the advisory vote to approve our executive compensation or on the proposed increase of shares under the 2014 Equity Incentive Plan, without your specific instructions. Therefore, it is especially important that you submit your voting instructions to your broker promptly so your votes can be counted.

As with last year's annual meeting, there will not be a physical meeting of shareholders due to the public health concerns regarding COVID-19. You will be able to attend the meeting online and submit questions by visiting www.virtualshareholdermeeting.com/UNB2022.

In addition to returning the enclosed proxy card by mail, you may alternatively vote by phone or via the internet. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

Sincerely,

Neil J. Van Dyke	David S. Silverman
Chairman	President & Chief Executive Officer

Union Bankshares, Inc.

NOTICE OF
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 18, 2022

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held online as a virtual meeting at www.virtualshareholdermeeting.com/UNB2022 at 3:00 p.m., Eastern Time, on Wednesday, May 18, 2022 for the following purposes:

1.To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), to serve a one year term or until their successors are elected and qualified;
2.To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers;
3.To amend the 2014 Equity Incentive Plan to authorize an additional 100,000 shares of Union Bankshares, Inc. stock to be allocated to the Plan;
4.To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2022; and
5.To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 25, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2022 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 are available on the internet in a downloadable, printable and searchable format and may be accessed at http://www.materials.proxyvote.com/905400.

By Order of the Board of Directors,

John H. Steel
Secretary

Morrisville, Vermont
April 12, 2022

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU INTEND TO ATTEND THE VIRTUAL MEETING. SHOULD YOU ATTEND THE VIRTUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE ONLINE DURING THE MEETING IF YOU SO DESIRE.

PROXY STATEMENT - TABLE OF CONTENTS

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 18, 2022

INFORMATION ABOUT THE MEETING

Why have I received these materials?
We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. to be held online at www.virtualshareholderingmeeting.com/UNB2022 at 3:00 p.m., Eastern Time, on Wednesday, May 18, 2022. This proxy statement and proxy card are accompanied by the Company's Annual Report on Form 10-K for the year ended December 31, 2021 containing the Company's audited consolidated financial statements. These materials were first sent to our shareholders on or about April 12, 2022. You are cordially invited to attend the virtual annual meeting and are asked to vote on the following proposals:
1.To elect eight directors to the Company's Board of Directors (the “Board”) for the ensuing year;
2.To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers;
3.To amend the Union Bankshares, Inc. 2014 Equity Incentive Plan to authorize an additional 100,000 shares of common stock for future grans under the Plan; and
4.To ratify the selection of our independent auditors for 2022.

Who is entitled to vote at the annual meeting?
Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 25, 2022 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,495,670 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares by proxy at the annual meeting?
If you are a shareholder of record of the Company's common stock, you may vote your shares by proxy by completing and signing the accompanying proxy card and returning it in the enclosed postage paid envelope. Alternatively, you may vote your shares by proxy via telephone (toll free in the United States) at 1-800-690-6903 or over the internet at http://www.proxyvote.com. Be sure to have your proxy card in hand if you vote by telephone or the internet and follow the instructions on the card. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Broadridge Corporate Issuer Solutions, Inc., of Brentwood, New York.
“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I vote during the virtual meeting instead of voting by proxy?

Yes, a shareholder of record who does not wish to vote by proxy may vote online during the virtual meeting by accessing the virtual meeting at www.virtualshareholdermeeting.com/UNB2022 and following the voting instructions. However, we encourage you to complete and return the enclosed proxy card, or to vote your shares by proxy via telephone or the internet, to be certain that your shares are represented and voted, even if you should be unable to attend the virtual meeting online. If you wish, you may revoke your previously given proxy at the virtual meeting and vote online during the meeting instead.

Can I change my vote after I submit my proxy?
Yes, after you have mailed your proxy card or submitted your proxy by telephone or the internet, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by:
•mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: write to Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, or call 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement; or
•submitting a later dated proxy by telephone or the internet; or
•by attending the virtual meeting, withdrawing your proxy, and voting online.
However, your attendance at the virtual meeting will not automatically revoke your proxy unless you properly vote at the virtual meeting or specifically request that your proxy be revoked by delivering a written notice of revocation to the Company's Corporate Secretary at 20 Lower Main St., Morrisville, VT 05661.
“Street name” shareholders of our common stock who wish to vote their shares will need to contact their nominee holder to obtain appropriate instructions in order to allow our transfer agent to validate their authority to vote their shares directly at the meeting.   Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should complete, sign and return all proxy cards, or otherwise vote the shares represented by each proxy card via the internet or by telephone. To facilitate voting at future meetings, we encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement.

What is a broker nonvote?
Under stock exchange rules governing brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. Whether a matter is considered routine or non-routine is determined under applicable stock exchange rules. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.
Please note that under applicable brokerage industry rules for broker voting of shares, all director elections, whether or not contested, are considered nonroutine. Therefore, a broker may not vote its customer's shares in the election of directors (Proposal 1) without specific instructions from the beneficial owner. In addition, your broker will not have the authority to vote your shares on Proposal 2 (approval of executive compensation) or Proposal 3 (approval of an amendment to the 2014 Equity Incentive Plan to allocate an additional 100,000 shares for the Plan) unless you provide voting instructions. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.
The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 4 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?
The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. For this purpose, presence "in person" means online participation in the virtual meeting. Proxies voted at the meeting, including those marked as “WITHHOLD” on the election of directors (Proposal 1) or "ABSTAIN" on any of the other three proposals will be treated as present at the meeting for purposes of determining a quorum.
Broker nonvotes are counted for determining a quorum to convene the meeting and for voting on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors or Proposals 2 and 3) broker nonvotes are not considered shares entitled to be voted by the broker, and therefore would not be counted for determining whether a quorum is present to vote on such matters.

What vote is required to approve matters at the annual meeting?
The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD authority from voting on any nominee will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.
Approval of the nonbinding resolution to approve the compensation of the Company's Named Executive Officers (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.
Approval of the amendment to the 2014 Equity Incentive Plan to allocate an additional 100,000 shares of common stock to the Plan (Proposal 3) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 3.
Ratification of the appointment of the Company's independent auditors (Proposal 4) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 4.
If any other matter should be presented at the meeting, approval of such matter would generally require that more votes be cast in favor than opposed; abstentions and broker nonvotes would not affect the outcome.

Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors, approval of our executive compensation program, amendment of the 2014 Equity Incentive Plan and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2, 3, or 4?
Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.
Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the votes on approval of our executive compensation (Proposal 2), approval of the amendment to the 2014 Equity Incentive Plan (Proposal 3), or of the ratification of the appointment of independent auditors (Proposal 4).

How does the Board recommend that I vote my shares?
The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at eight and to elect each of the eight nominees listed in this proxy statement; FOR the nonbinding resolution to approve the compensation of the Company's Named Executive Officers (Proposal 2); FOR the amendment to the 2014 Equity Incentive Plan to authorize an additional 100,000 shares of common stock for the Plan (Proposal 3); and FOR ratification of the appointment of the independent accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2022 (Proposal 4).
If you vote by proxy card, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR each of the nominees for director,and FOR Proposals 2, 3, and 4, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?
Proxies are being solicited by mail and by internet posting of our proxy materials. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?
The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION
Share Ownership of Management and Principal Holders
The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 25, 2022 by:
•each incumbent director of the Company;
•each non-incumbent director nominee
•each executive officer named in the 2021 Summary Compensation Table included elsewhere in this proxy statement;
•all of the Company's directors and executive officers as a group; and
•each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Joel S. Bourassa	550		*
Dawn D. Bugbee	2,901		*
Jeffery G. Coslett	8,165	(1)	*
John M. Goodrich	1,667		*
Karyn J. Hale	3,403	(2)	*
Nancy C. Putnam	2,567	(3)	*
Gregory D. Sargent	660	(4)
Timothy W. Sargent	2,472		*
David S. Silverman	23,754	(5)	*
Janet P. Spitler	100		*
John H. Steel	8,567	(6)	*
Cornelius J. Van Dyke	2,813	(7)	*

All Directors, Nominees and Executive Officers as a Group
(12 in number)	57,619		1.28

5% or more Shareholders
Richard C. Sargent	476,103	(8)	10.59
Susan Hovey Mercia	388,976	(9)	8.65
Walter M. Sargent Revocable Trust	249,661	(10)	5.55
____________________
*    Denotes less than one percent (1%) of class.

(1)Mr. Coslett has shared voting and investment power over 8,165 of the shares listed. All of such shares are held in the Jeffery George Coslett Revocable Trust.
(2)Ms. Hale has shared voting and investment power over 3,403 of the shares listed.
(3)Ms. Putnam has shared voting and investment power over all of the shares listed.
(4)Mr. Sargent has shared voting and investment power over all of the shares listed.
(5)Mr. Silverman has shared voting and investment power over 23,754 of the shares listed.
(6)Mr. Steel has shared voting power over 7,567 of the shares listed. Includes 1,000 shares held in an IRA for the benefit of Mr. Steel's wife.
(7)Includes 2,653 shares held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee and 400 shares held in the Carol Phillips Hillman Revocable Trust, of which Mr. Van Dyke's wife is settlor and trustee.
(8)Mr. Sargent has shared voting power over 476,103 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 249,661 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three co-trustees.
(9)Ms. Mercia has shared voting and investment power over all 388,976 of the shares listed.
(10)All 249,661 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file electronically with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities. Based solely on its review of Section 16 reports filed electronically or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2021 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with, except for the following: a late Form 4 report for Mr. Gregory Sargent to report one open market purchase and four late Form 4 reports for an officer of Union Bank to report quarterly optional cash purchases under the Dividend Reinvestment Plan.

PROPOSAL 1: TO ELECT DIRECTORS
The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed from time to time by the directors or shareholders. The Board of Directors currently consists of nine individuals and the Board has recommended that the number of directors be set at eight for the ensuing year and that all of the incumbent directors, other than John Goodrich and John Steel, stand for re-election to a one year term. After 20 years of service on our Board, including serving on the Compensation Committee and the Bank's 401k Committee, Director Steel will retire from the Board at the annual meeting. Also, after eight years of service on our Board, including service as the Compensation Committee Chair, director Goodrich will retire from the Board at the annual meeting. Union Bank director Janet P. Spitler has been nominated to stand for election to the Company Board to fill a resulting vacancy. Accordingly, the shareholders are being asked to fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve, and to elect each of the eight nominees listed below to a one year term.

The table below contains certain biographical information about board nominee Janet P. Spitler and each of the seven incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Joel S. Bourassa, 64	2019	Chief Operating Officer, Attitash Mountain Service Company; 2020-present
North Conway, NH
General Manager, Attitash Mountain Village; 2019 - present
Bartlett, NH
Previously, Regional Director of Resorts, Vacation Resorts International
		Lincoln, NH

Dawn D. Bugbee, 65	2016	Retired Previously, Vice President and Chief Financial Officer, Green Mountain Power Corporation Colchester, VT

Nancy C. Putnam, 66	2018	Retired Previously, CPA, Marckres Norder & Company, Inc. (accounting firm) Morrisville, VT

Gregory D. Sargent, 62	2021	Principal and CPA, Kittell Branagan and Sargent (accounting firm) St. Albans, VT

Timothy W. Sargent, 46	2011	Attorney at Law, Sargent Law Office, PLLC Morrisville, VT

David S. Silverman, 61	2011	President and Chief Executive Officer Union Bankshares, Inc. and Union Bank Morrisville, VT

Janet P. Spitler, 62	—	Chief Financial Officer, Evernorth, f//k/a Housing Vermont 2015-present Burlington, VT

Cornelius J. Van Dyke, 68	2010	Search and Rescue Coordinator, Vermont Department of Public Safety; 2013 - present Previously, President and General Manager, Golden Eagle Resort Waterbury, VT
____________________
(1)Director nominee Janet P. Spitler and each incumbent director is also a director of Union Bank; years of service do not include any prior years of service on the Board of Union Bank. Nominee Spitler was appointed to the Board of Union Bank in April 2021.

Director and Nominee Qualifications
Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our stockholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets semi-monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors, and our director nominee, live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.
The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Joel Bourassa joined the Company's Board in 2019 and has served on Union Bank's Board since June 2018. During 2020, Joel became the Chief Operating Officer for Attitash Mountain Service Company while maintaining his position as General Manager at Attitash Mountain Village in Bartlett, New Hampshire. Joel was previously the Regional Director of Resorts for Vacation Resorts International, with responsibilities that include the management oversight of resort properties in Lake Placid, New York, Stowe, Vermont and two entities in Lincoln, New Hampshire. He also formerly served as the International Director for the Ski New Hampshire Association. He received his undergraduate degree in business administration/marketing from Southern New Hampshire and Plymouth State Universities. Joel previously served as Chair of both the Board of Selectman for the Town of Woodstock, New Hampshire and the Board of Trustees for Lincoln-Woodstock Ambulance Service. He also served as President of the Lincoln-Woodstock Rotary Club, was a founding member and Director of The Bridge Project, a community service organization in the Lincoln-Woodstock area, and is a past President of the Lincoln-Woodstock Chamber of Commerce. Joel previously served on Union's Northern New Hampshire Advisory Board and Union's Asset Management Group Committee. His years of experience in the tourism business in New Hampshire and years of community service in Lincoln and Woodstock, New Hampshire provide valuable knowledge and insight to the Board. Joel serves on the Compensation Committee.

Dawn Bugbee joined the Company's Board in 2016 and has served on Union Bank's Board since 2015. She retired in December 2019 as a Vice President and Chief Financial Officer for Green Mountain Power Corporation, which prior to its acquisition in 2007 by Gaz Metro, L. P. was a publicly-traded, SEC reporting company. Prior to March 2006 she was the Chief Financial officer at Northwestern Medical Center (NMC) in St. Albans, Vermont, and returned on an interim basis to serve as NMC's Chief Administrative Officer from March 2020 through December 2020. She is a certified public accountant (CPA) and holds a Bachelor of Science degree from Castleton University. She is an active member in the local community serving on the Board of Directors and finance committees at NMC and Goodwill of Northern New England. Dawn is a past Trustee of Champlain College in Burlington, a gubernatorial appointee to the Vermont Education and Health Building Financing Agency (VEHBFA), a Board member of United Way of Chittenden County and a Rotarian in the St. Albans and Colchester Rotary clubs. Dawn's years of experience as Chief Financial Officer and knowledge of SEC reporting requirements add valuable strength to the Board. Dawn serves on the Company's Compensation and Audit Committees.

Nancy Putnam joined the Company's Board in 2018 and has served on Union Bank's board since 2017. During 2017 Nancy retired from Marckres Norder and Company, an accounting firm in Morrisville, where she practiced as a CPA for 21 years. Prior to this, Nancy was Vice President and Trust Officer for the former Franklin Lamoille Bank in Morrisville, Vermont. Nancy is active in the community, having served on the executive, compensation, and finance committees of the Board of Trustees of Copley Hospital, where she also served as Board chair for two years. Nancy is a past member of the finance committee for the Town of Cambridge and volunteered with the Smuggler's Notch Adaptive Ski Program and serves as Treasurer of the Cambridge Food Shelf. Nancy's considerable experience as a CPA and previous community bank experience add valuable insight to our Board. Nancy currently serves as Chair of the Audit Committee and serves on Union's Asset Management Group Committee. Nancy is the designated "audit committee financial expert" and as such is the Audit Committee representative on the Company's Disclosure Control Committee.

Gregory (Greg) Sargent joined the Company's Board in 2021 and has been a Union Bank director since May 2020. Greg is the former managing director of Kittell Branagan and Sargent, a public accounting and consulting firm in St. Albans, Vermont where he has practiced as a CPA since starting the firm in 1986. Before being appointed managing director, Greg was in charge of the firm’s quality control system. Greg currently serves as the treasurer for the

Vermont Arts Council and has previously been a member of several nonprofit boards in northwestern Vermont, holding positions of treasurer and president. Greg is a graduate of Southern New Hampshire University and earned a Bachelor of Science degree in accounting. He is a member of the Vermont Society of CPAs and the American Institute of Public Accountants. Greg’s considerable experience as a CPA and knowledge of our important local markets adds valuable insight to the Board. Greg serves on the Company's Audit Committee and Union’s Asset Management Group Committee.

Timothy Sargent joined the Company's Board in 2011 and was elected Vice Chairman in 2019. Tim has served on Union Bank's Board since 2010. Tim holds a law degree from Vermont Law School (South Royalton, Vermont) and a Bachelor of Science from Bates College (Lewiston, Maine). Tim practices law in Morrisville, Vermont at Sargent Law Office, PLLC and has been with the firm for eighteen years . He is an active member in the local community and cares very deeply about the economic health and vitality of the region. Tim recently served on the Board of Directors for the "start up" Morrisville Food Cooperative and currently sits on the Ron Terrill Scholarship Fund, which awards annual college scholarships to local graduating high school students. In addition, he served more than eight years as a Trustee on the Morrisville Water & Light Department and served as a Rotarian on the Morrisville Rotary Club of which he is a past President. The Company values Tim's legal insights, knowledge of local businesses and perspectives. Tim serves on the Company's Audit Committee.

David Silverman became President of the Company and the Bank on April 1, 2011 and CEO of both in May 2012. He was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 35 years and before becoming President, served in many capacities, including as Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served as a Commissioner of the Hardwick Electric Department, and on the Boards of the Stowe Area Association, Lamoille County Mental Health Services, the Morristown Development Review Board and the Lamoille Economic Development Corporation. He also served as Chair of the Board of Lamoille Health Partners f/k/a Community Health Services of the Lamoille Valley for eight years and on the Executive Committee of the Vermont Bankers Association. He is currently serving as Chair of the Copley Hospital Board of Trustees and as Trustee of the Vermont State College system. David's many years of service to the Company in various positions, and his day to day leadership since becoming CEO in 2012 provide the Board with the benefit of his thorough knowledge of the Company's business operations, markets and strategic challenges and opportunities. David serves on the Bank's Asset Management Group Committee and all three of Union's local Advisory Boards.

Janet Spitler has been a Union Bank director since her appointment to the Board in April 2021 and does not currently sit on the Company’s Board. Janet is currently the Chief Financial Officer for Evernorth, a nonprofit organization that develops and finances housing and other community investment projects for low and moderate income people across northern New England. Janet is also the President of the board of the Vermont Community Loan Fund. Janet has 24 years of banking experience and was previously CFO and Executive Vice President for publicly traded Merchants Bancshares, Inc., and its subsidiary Bank, Merchants Bank, for 17 years. She has also served as past board member and board chair of Housing Vermont (a predecessor to Evernorth) and previously served on the boards of VSECU and the Humane Society of Chittenden County. Janet is also a past member of the United Way’s Women’s Council and the Vermont Tax Advisory Board. Janet is a graduate of William Smith College and Syracuse University. Janet’s considerable experience in banking and finance adds valuable insight to our Board. Janet also serves on Union’s Asset Management Group Committee.

Neil Van Dyke from Stowe, Vermont joined the Board in 2010 and was elected Chair of the Board in May 2019. He had previously served as Vice Chair since 2016 and has served on Union Bank's Board since 2009. Neil adds a unique perspective to the Company's complement of Board members as a previous long-time owner of a large resort property in Stowe. He joined the staff of the Golden Eagle Resort in 1979 and served as its President and was a co-owner until its sale in September of 2014. In 2013, Neil became the Search and Rescue Coordinator for the Vermont Department of Public Safety. He holds a Bachelor of Arts degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil was actively involved on the board of the Stowe Area Association 1982 through 2014, and is the founder of Stowe

Mountain Rescue, where he was a team leader from 1980 through 2020. He has also served as a member of the Stowe Select Board from 2010 to 2020. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to our Board. In addition to serving as Board Chair, he also serves on the Company's Compensation Committee.

Board Diversity Matrix
The Company's Board of Directors views its diversity as an important strength and a driver of the Company's success. The following matrix illustrates the diversity of the Board as of the date of this proxy statement, based on the directors' self-identification under the categories prescribed in the NASDAQ rules for listed companies:

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	7	2	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	7	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

Director’s Compensation
Directors’ fees, committee fees and advisory board member fees for service on the Boards of the Company and Union are determined annually by the Company’s Board of Directors, upon recommendation of the Compensation Committee. The appropriateness of the fees paid and the fee structure are reviewed on a periodic basis by the Compensation Committee (“Committee”) or the Company’s Board based on published surveys, consultant recommendations and available information on the director compensation practices of other financial institutions.

In setting director compensation, the Compensation Committee and Board are guided by the framework outlined in the Company’s Director and Advisory Board Compensation Policy (the “Director Compensation Policy”). As described below, for 2021 director compensation consisted of cash payments and an equity award.

Director fees paid in cash for 2021 services consisted of a mix of retainers and Board and committee meeting fees. The schedule of fees in effect during 2021 for our nonemployee directors was as follows:

2021 Company Director Fees		2021 Bank Director Fees
Annual Retainer	$11,310	Annual Retainer	$8,705
Board Chair Additional Retainer	5,355	Board Chair Additional Retainer	5,355
Vice Chair Additional Retainer	1,060	Vice Chair Additional Retainer	1,060
Audit Committee Meeting Fee	470	Board Meeting Fee	930
Audit Committee Chair Retainer	2,680	Asset Management Meeting Fee	185
Disclosure Control Meeting Fee	1,060	Asset Management Chair Retainer	1,070
Compensation Committee Meeting Fee	440	401(k) Committee Meeting Fee	160
Compensation Committee Chair Retainer	2,680	Special Meetings - All Day	850
Equity Compensation	5,305	Special Meetings - 1/2 Day	440

In accordance with the Company’s Director Compensation Policy and as permitted under the terms of the 2014 Equity Incentive Plan (“Plan”), equity compensation was awarded to the Company’s non-employee directors in 2021 in the form of Restricted Stock Units (RSUs). Each RSU awarded represents the right to receive one share of the Company’s common stock subject to continued Board service through the vesting period, which expires on May 17, 2022. The number of RSU’s awarded was calculated using a dollar amount of $5,305, divided by the closing price of the Company stock on the May 19, 2021 grant date ($33.29 per share). This resulted in an equity award of 160 RSUs to each nonemployee director of the Company, pro-rated for any partial year of service. On the May 17, 2022 vesting date, the RSUs will be settled in Company common stock on a 1 to 1 basis. Unvested RSUs will be forfeited in the event the non-employee director terminates service as a Company director prior to the vesting date, other than in the event of his or her disability or death, as provided under the terms of the award. No separate equity award was made for service on the Board of Union Bank.

Company and Union directors are eligible to participate in the Company’s 2021 Amended and Restated Executive Nonqualified Excess Plan, a nonqualified defined contribution plan which permits participants to elect to defer receipt of current cash compensation from the Company or Union in order to provide retirement or other benefits as selected in the individual adoption agreements. During 2021, Mr. Sargent elected to defer all of his Company and Union cash director fees. No other Company or Union director deferred cash director fees during 2021. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.” Deferred fees are reflected as Fees Earned or Paid in Cash in the 2021 Director Compensation Table below.

The following table lists the annual compensation paid or awarded during 2021 to the Company’s incumbent nonemployee directors for service on the Boards of the Company and Union and by nominee Janet Spitler for service on the Board of Union Bank:
2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)(3)(4)	Total ($)

Joel. S. Bourassa	$45,755	$5,326	$0	$51,081
Steven J. Bourgeois	23,196	—	3,720	26,916
Dawn D. Bugbee	47,215	5,326	—	52,541
John M. Goodrich	50,195	5,326	3,410	58,931
Nancy C. Putnam	51,719	5,326	—	57,045
Gregory D. Sargent	41,468	3,329	—	44,797
Timothy W. Sargent	47,675	5,326	—	53,001
Janet P. Spitler	21,354	—	—	21,354
John H. Steel	50,654	5,326	—	55,980
Cornelius Van Dyke	55,435	5,326	—	60,761
____________________
(1)Includes fees paid to the named individuals for service on the Boards of Directors and committees of both the Company and Union Bank throughout 2021, except for (i) Mr. Bourgeois, whose annual cash retainers for his service on the Company’s and the Bank’s Boards were prorated for partial year service from January through May 19, 2021 when he retired from the Board, (ii) Mr. Gregory Sargent, whose annual cash retainer and RSU award were prorated from the time of his election to the Company’s Board in May 2021, and (iii) Ms. Spitler, whose annual retainer for her service on Union Bank’s Board was prorated from the time of her appointment to such Board in April 2021. Director fees earned by President and CEO David Silverman during 2021 for service on the Company's Board are disclosed in the 2021 Summary Compensation Table. Mr. Silverman did not earn fees for serving on the Board of Union Bank or its Advisory Boards.
(2)Represents the number of RSUs granted multiplied by the closing price of the Company’s common stock on the grant date (May 19, 2021), as reported on the NASDAQ Stock Market. All of such RSUs will be settled in common stock upon expiration of the vesting period on May 17, 2022, subject to satisfaction of the service requirement. Each of the listed individuals received a grant of 160 RSUs on the grant date except for (i) Mr. Bourgeois, who retired from the Board prior to the RSU grant, (ii) Mr. Gregory Sargent, who received a prorated grant of 100 RSUs reflecting a partial year of Board service, and for (iii) Ms. Spitler who did not serve on the Company’s Board during 2021. As of December 31, 2021, the RSU grants reflected in the table were the only outstanding equity grants held by the named individuals.
(3)Does not include earnings on deferred compensation under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan, as such earnings were not paid or accrued at an above market or preferential rate.
(4)Represents Union regional advisory board fees.

Attendance at Directors' Meetings
During 2021, the Company's Board of Directors held 12 regular meetings and one special meetings. All incumbent directors attended 100% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serves on Union Bank's Board, which meets twice monthly.

Director Independence
The Board of Directors has determined that Board nominee Spitler and each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC ("NASDAQ") rules for listed companies, except President and CEO David Silverman due to his status as a current employee and executive officer of the Company. Under these rules, factors that cause a director to be considered not independent include the existence of a material relationship with the listed company that would interfere with the exercise of independent judgment, among other factors. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Related Party Transactions
Certain of our directors and executive officers, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2021 were, customers of Union Bank in the ordinary course of business. As permitted by applicable law, these persons may have had loans outstanding during 2021, and it is anticipated that these persons and their associates will continue to be customers of and indebted to Union Bank in the future. All of these loans were made in the ordinary course of business, and did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, received prior approval by Union Bank’s Board of Directors. At December 31, 2021, these loans totaled approximately $1.1 million. None of these loans to directors, executive officers, or their associates are past due, in a nonperforming status, or have been restructured to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

Board Committees and Corporate Governance
As further described below, the Company's Board of Directors has three standing committees, the Audit Committee the Compensation Committee, and the Nominating and Corporate Governance Committee.
Audit Committee. The Audit Committee comprises Directors Nancy Putnam (Chair), Dawn Bugbee, Greg Sargent, and Timothy Sargent. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of a listed company's audit committee qualify as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Ms. Putnam, with her bank experience and public accounting experience, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.
The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised most recently in 2021, is posted on the Investor Relations page of the Company's website at www.ublocal.com.
During 2021, the Company's Audit Committee met seven times. A report of the Audit Committee on its 2021 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”
Compensation Committee. The Compensation Committee comprises Directors John Goodrich (Chair), Joel Bourassa, Dawn Bugbee, John Steel, and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, equity-based compensation, including stock option and restricted stock unit awards, and benefit plans. The Committee also annually reviews our director compensation program and makes recommendations to the Board regarding any changes. A copy of the Compensation Committee's charter, as approved most recently in 2022, is posted on the Investor Relations page of the Company's website at www.ublocal.com.
During 2021, the Compensation Committee met nine times. A report of the Compensation Committee on its 2021 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee comprises all of the Company's independent directors (all directors other than Mr. Silverman, who is not considered independent due to his current position as an executive officer of the Company and Union Bank). The independence of the Committee’s members is determined under applicable NASDAQ standards for listed companies. The purposes of the Committee are to identify and recommend individuals qualified to become members of the Boards of Directors of the Company and Union Bank and executive officers of the Company, to develop qualifications and criteria for the selection and evaluation of such individuals, and to perform such other duties pertaining to matters of corporate governance as the Board may delegate to it from time to time. A copy of the Nominating and Corporate Governance Committee’s charter is posted on the Investor Relations page of the Company’s website at www.ublocal.com.
Under these qualification standards directors and director candidates should possess the following attributes:
•Strong personal integrity;
•Previous leadership experience in business or administrative activities;
•Ability and willingness to contribute to board activities, committees, and meetings;
•Willingness to apply sound and independent business judgment;
•Loyalty to the Company and concern for its success;
•Awareness of a director's role in the Company's corporate citizenship and image;
•Willingness to assume broad, fiduciary responsibility;
•Willingness to become familiar with the banking industry and regulations;
•Familiarity with the Company's service area; and
•Qualification as an independent director under applicable NASDAQ rules for listed companies.
Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, as well as geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors and nominee Janet P. Spitler, please refer to the section above under caption “Director Qualifications.”
In reviewing the composition of the Board, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”
The process followed by the independent directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.
In deciding to nominate Janet P. Spitler for election to the Company’s Board, the independent directors evaluated her business and professional experience and her personal attributes, as well as her performance and contributions as a Union Bank director and concluded that she meets the criteria for Board membership. In addition, all nominees for election at the annual meeting who are incumbent directors of the Company, were deemed by the independent directors to meet the criteria for Board membership. During 2021, the independent directors met four times to perform their nominating functions.

Board Leadership Structure and Role in Risk Oversight
The Company currently has a Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for President, CEO and Director David Silverman, all of our directors are considered independent. The Board believes that its structure, with a nonemployee Chairman providing leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonemployee directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s leadership role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.
Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, reputation risk and cyber risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.
The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk, risks relating to Bank Secrecy Act/Anti-Money Laundering compliance, and risks related to emergency situations. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.
In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight of the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2021 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics
The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, President and CEO David Silverman and Treasurer and CFO Karyn Hale are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.ublocal.com.

Securities Hedging
The Company has not adopted any practices or policies prohibiting directors, officers or other employees or their designees from purchasing financial instruments, or otherwise engaging in transactions for the purpose of hedging or offsetting any decrease in the market value of the Company’s stock. However, the Company has adopted insider trading guidelines and has informed its directors and officers of certain stock trading prohibitions under applicable law, including the prohibition under section 16(c) of the Exchange Act against insiders engaging sales of common stock that they do not own (“short sales”) or if owned, failing to deliver the sold shares within 20 days or to deposit them in the mail within five days after the sale (“sales against the box”).

Shareholder Recommendations for Board Nominations
Shareholders of record wishing to recommend individuals to the Nominating and Corporate Governance Committee for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:
•the name, address and share ownership of the shareholder making the recommendation;
•the proposed nominee's name, address, age, biographical information and number of shares beneficially owned (if available);
•a description of the particular experience, attributes or skills that qualify the individual to serve as a director of the Company; and
•any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.
The information should be delivered in person to the Assistant Corporate Secretary, Kristy Adams Alfieri, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Nominating and Corporate Governance Committee, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The Committee will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.
Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.
During the course of evaluating a potential nominee, the Committee may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Attendance at Annual Meeting of Shareholders
The Board of Directors has adopted a policy stating that incumbent directors are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all seven of the incumbent directors attended the annual meeting.

Communicating with the Board
Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Vote Required to Approve Proposal 1
Election of directors is by a plurality of the votes cast.
Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one year term expiring at the 2023 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

2021 AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Ms. Nancy Putnam (Chair), Mr. Timothy Sargent, Ms. Dawn Bugbee, and Mr. Gregory Sargent. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Ms. Nancy Putnam has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

In 2021, the Audit Committee appointed Berry, Dunn, McNeil & Parker, LLC. (BerryDunn), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2021. The appointment was ratified by the Board and the shareholders.

The Audit Committee has reviewed and discussed, both with management and with BerryDunn, the Company's audited consolidated financial statements, as of and for the year ended December 31, 2021. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting, as of December 31, 2021. Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal controls over financial reporting; the independent registered public accounting firm has the responsibility for the audit of the consolidated financial statements and for expressing an opinion on whether such financial statements are in conformity with generally accepted accounting principles in the United States of America. The independent registered public accounting firm reports directly to the Audit Committee, which meets with the independent auditors on a regular basis, in separate executive sessions when appropriate. In 2021, the Audit Committee met eight times.

The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with generally accepted audit standards, including the auditors’ judgment regarding the quality, as well as the acceptability of the Company’s accounting principles, as applied in its financial reporting. The Audit Committee has received and reviewed the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and its management. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm’s independence in connection with serving as the Company’s independent auditors.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Submitted by the Union Bankshares, Inc. Audit Committee
Nancy C. Putnam (Chair)
Timothy W. Sargent
Dawn D. Bugbee
Gregory D. Sargent

EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company's current executive officers:

Name and Age	Position(s) with the Company and Subsidiary

David S. Silverman, 61	President, CEO and a Director of the Company and Union Morrisville, VT

Karyn J. Hale, 52	Vice President, Treasurer, and Chief Financial Officer of the Company and Executive Vice President of Union Bank Morrisville, VT

In addition, Jeffrey G. Coslett, 64, served as Vice President of the Company and Executive Vice President of the Bank throughout 2021 and until his retirement in 2022. Additional information about the business background, experience and qualifications of Ms. Hale and Mr. Coslett is set forth below, and such information pertaining to Mr. Silverman is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Director and Nominee Qualifications.”
Karyn Hale joined Union Bank in 2005 as a project specialist and moved into the role of Finance Officer in 2008 until she assumed the role as Chief Financial Officer and Treasurer of the Company and Union on April 1, 2014 and became a Senior Vice President of Union on May 21, 2014 and was promoted to Executive Vice President on December 31, 2019. Ms. Hale's responsibilities include oversight of accounting, internal controls, treasury, taxation, regulatory reporting, asset/liability management, audit/exam processes, shareholder relations and serving on the senior management team. Ms. Hale is the Chair of the Company's Disclosure Control Committee and Union's Asset Liability Committee. Prior to joining the Company and Union, Ms. Hale worked in public accounting with A. M. Peisch & Company for twelve years. She graduated from St. Michael's College with a Bachelors of Science degree in Accounting and is a Certified Public Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Vermont Society of CPAs, the Financial Managers Society and she is currently serving on the Board of Directors of Evernorth (fka Housing Vermont) and Vermont Economic Development Authority (VEDA) and serves on the Members Advisory Panel with the Federal Home Loan Bank of Boston.
Jeffrey Coslett was named Vice President of the Company on May 15, 2013, became Senior Vice President - Human Resources and Branch Administration Officer of Union Bank in 2008, and was promoted to Executive Vice President on December 31, 2019. In 2020, Mr. Coslett was promoted to the Chief Administrative Officer for Union. He joined Union Bank in 2003 as the Human Resources Officer. Prior to that, Mr. Coslett served as a Branch Manager and Loan Officer with Bank of Lancaster County (PA), an Agricultural Loan Officer in the Farm Credit System, and as Operations Officer with Family Service of Lancaster, PA, a social service agency. Mr. Coslett retired from the Company and Bank on March 31, 2022.

COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Committee”) of the Board of Directors of Union Bankshares, Inc. (the “Company”) is made up of five nonemployee directors, John M. Goodrich (Chair), John H. Steel, Cornelius (Neil) J. Van Dyke, Dawn D. Bugbee and Joel S. Bourassa, all of whom served on the Committee throughout 2021. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ Stock Market, taking into consideration all relevant factors under applicable NASDAQ rules, including compensation earned by Committee members in fulfilling their duties, any other fees paid by the Company to the Committee members, any other affiliation with the Company or Union Bank (“Union”), and all other factors specifically relevant to determining whether a Committee member has a relationship to the Company which is material to his or her ability to discharge his or her duties as a member of the Committee in a manner independent from management.
This Compensation Committee Report discusses the compensation awarded to, earned by or paid to the Company’s named executive officers (the “NEOs”) listed in the 2021 Summary Compensation Table elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION”. This report also describes the objectives of our executive compensation program for 2021, our risk management goals and practices, and how the most recent shareholder advisory “say-on-pay” vote in 2019 affected our executive compensation decision-making. For 2021, the Company’s NEOs were: David S. Silverman, President and CEO; Karyn J. Hale, Vice President, Treasurer and Chief Financial Officer; and Jeffrey G. Coslett, Vice President. Each of our NEOs also served as an executive officer of Union throughout 2021.

Executive Summary
The objectives of our compensation program are to develop a total executive compensation package with the purpose of attracting, retaining and motivating talented members of senior management to help us achieve the Company’s business goals and objectives. To achieve these objectives, the Compensation Committee regularly reviews and modifies our compensation and incentive programs to ensure they advance these core objectives. We assess our program from the perspective of our shareholders and regulators, considering best practices and making changes as appropriate.

Our Executive Compensation Program
Our compensation program and philosophy for executive officers was developed by the Compensation Committee and is subject to annual review and approval by our Board of Directors, most recently in March 2022. The objectives of our executive compensation program are to: (1) attract, retain and motivate talented members of senior management; (2) provide a competitive total compensation and benefits package; (3) reward superior performance while appropriately balancing short and long-term performance and incentives consistent with prudent risk management goals and practices; and (4) align management interests with those of the Company’s shareholders, with the ultimate goal of enhancing overall shareholder value.
To meet our executive compensation objectives, our program is designed to provide: (1) base salary; (2) short-term incentives; (3) long-term incentives (equity grants); and (4) executive benefits. The Compensation Committee may from time to time retain the services of compensation consultants to assist the Committee in its duties. Input may also be sought from the CEO, CFO, Human Resources Officer and others as needed to ensure the Committee has the information and perspectives it needs to carry out its duties.
As part of a bi-annual process, in 2020 the Compensation Committee retained the services of McLagan, part of the Rewards Solutions practice at AON, an independent consulting firm specializing in executive and Board compensation. McLagan benchmarked the salary, short-term cash incentive and long-term equity plans for fifteen distinct senior officer positions of the Bank, including the three NEOs. Recommendations were then provided with regard to salary levels, short-term incentive plan design and target payouts, and long-term equity plan design and target awards. Current salary survey data specific to banking continues to be utilized for benchmarking compensation.
The Compensation Committee will continue to review, evaluate, and revise our compensation program as appropriate to meet the Company’s desired objectives and adhere to changing regulations and emerging corporate best practices.
While the COVID-19 pandemic has had significant impacts on the economy as a whole and with general operations of the Bank, no changes were made with regard to our compensation practices in 2021, no discretionary adjustments were made to our short-term or long term incentive compensation plans for 2021, and for 2022 no design changes have been made with these incentive compensation plans other than normal and customary plan metric changes designed to reflect our annual business goals for 2022.

Risk Oversight of Compensation Programs
The Compensation Committee strives to ensure our executive compensation program is designed to appropriately balance risk by utilizing short and long-term performance goals and incentives, consistent with prudent risk management goals and practices.
In establishing the overall compensation program for employees, including the executive officers, the Compensation Committee and the Board are mindful of the potential implications for enterprise risk management. The Committee and Board believe that the Company’s compensation practices, which for executives are heavily weighted to fixed salary, do not create material adverse risks to the Company because they do not encourage excessive risk-taking. In addition, the short-term incentive program is focused solely on Bank-wide performance, which encourages overall achievement of annual goals rather than individual or business line performance, and includes a recoupment provision which discourages inappropriate risk-taking that might lead to improper financial reporting.

Effect of 2019 Advisory Vote on NEO Compensation
At our 2019 annual meeting, our shareholders cast a non-binding advisory vote on our executive compensation (a “say-on-pay proposal”), with 98.3% of the shares represented and entitled to vote at the meeting cast in support of the compensation paid to our NEOs. The Compensation Committee believes this affirms our shareholders’ support of the Company’s approach to executive compensation, and as such we have not significantly changed our approach to executive compensation. Also at our 2019 Annual Meeting of Shareholders, 81.3% of the shares represented and entitled to vote were cast in a non-binding advisory vote to approve a frequency of three years for future nonbinding say-on-pay votes. Accordingly, the next say-on-pay advisory vote will occur no later than at the Company’s 2022 annual shareholder meeting. The Compensation Committee and Board will continue to consider the outcome of our say-on-pay votes, regulatory changes and emerging best practices when making future recommendations regarding compensation for the Company’s NEOs.

Impact of Accounting and Tax Consequences on the Form of Compensation
The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the Company’s compensation plans or programs.

Submitted by the Compensation Committee
John M. Goodrich, Vice Chair
Joel S. Bourassa
Dawn D. Bugbee
John H. Steel
Cornelius (Neil) J. Van Dyke

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation that was paid or accrued for each of our named executive officers (NEOs) during each of the two most recent fiscal years:
2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

David S. Silverman, President and CEO	2021	$418,000	$104,505	$146,633	$71,550	$740,688
	2020	$415,385	$100,000	$178,800	$60,467	$754,652

Karyn J. Hale, EVP, CFO and Treasurer	2021	$227,986	$44,021	$51,450	$27,454	$350,911
	2020	$217,046	$42,504	$56,993	$23,094	$339,637

Jeffrey G. Coslett, EVP, CAO	2021	$180,000	$36,005	$42,096	$21,654	$279,755
	2020	$165,842	$31,015	$43,273	$17,568	$257,698
____________________
(1)Includes current voluntary deferrals by certain of the NEOs under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan and Union’s 401(k) plan.
(2)Includes a year-end payout of unused earned time off (ETO) for 2020 and 2021. This was a bank-wide initiative covering all employees who could not utilize their paid leave due to the unique nature of operating during the COVID pandemic. In 2020 for Mr. Silverman, this amount included additional salary compensation of $15,384; for Ms. Hale $4,546 in additional salary compensation; and for Mr. Coslett $4,495 in additional salary compensation. In 2021 for Ms. Hale, this amount included additional salary compensation of $7,986.
(3)Represents contingent awards of restricted stock units (RSUs) provisionally granted under the 2014 Equity Incentive Plan (LTIP), pursuant to the terms of the 2021 and 2020 Equity Award Summaries, respectively, assuming achievement of target-level performance in the applicable plan year and disregarding (i) the effect of potential forfeitures, and actual performance results for the applicable periods. Based on actual 2021 performance attained under the provisions of the plan at the 98.7th percentile level and a closing price of $31.99 per share on March 2, 2022 as reported on the NASDAQ Stock Market, provisional awards of RSUs were made to our NEOs for 2021 services, subject to shareholder authorization of additional shares under the LTIP at the annual meeting, as follows: Mr. Silverman,4,084 shares ($130,647); Ms. Hale, 1,720 shares ($55,023); and Mr. Coslett 1,407 shares ($45,010). Based on actual 2020 performance attained under the provisions of the plan at the 94.59th percentile level and a closing price of $26.73 per share on February 3, 2021 as reported on the NASDAQ Stock Market, final awards of RSUs were made to our NEOs for 2020 services as follows: Mr. Silverman, 4,602 shares ($123,011); Ms. Hale, 1,956 shares ($52,284); and Mr. Coslett 1,485 shares ($39,694).
(4)All amounts shown were earned under the Company’s Short-Term Incentive Performance Plan (STIPP) with respect to 2021 and 2020 services and performance, respectively, but paid during the first quarter of the following year.
(5)Includes Union match on 401(k) plan salary deferrals, safe harbor contributions and the profit-sharing contribution attributable to services rendered in the specified year but paid in the following year. In 2021 and 2020, respectively, for Mr. Silverman these amounts were: match of $8,669 and $8,550, safe harbor contribution of $8,700 and $8,550, and profit-sharing contribution of $11,887 and $11,809. In 2021 and 2020, respectively, for Ms. Hale these amounts were: match of $8,219 and $7,028, safe harbor contribution of $8,219 and $7,028, and profit-sharing contribution of $11,016 and $9,038. In 2021 and 2020, respectively, for Mr. Coslett these amounts were: match of $6,698 and $5,582, safe harbor contribution of $6,698 and $5,582 and profit-sharing contribution of $8,258 and $6,404. For Mr. Silverman, also includes (i) Company contributions under Mr. Silverman's Supplemental Retirement Plan of $30,984 and $20,578 for the 2021 and 2020 plan years, respectively and (ii) Company director’s fees of $11,310 for 2021 and $10,980 for 2020 paid in cash. Mr. Silverman does not receive equity compensation for serving as a director of Company, nor does he receive any separate compensation for serving as a director of Union Bank or on its Advisory Boards.

Short-Term Incentive Performance Plan
Annually, the Board, on a discretionary basis, may choose to offer incentive compensation under the Union Bank Short Term Incentive Performance Plan (the “STIPP”) by establishing annual performance and award targets for a designated performance period, which has generally been the calendar year. Financial results utilized in establishing performance targets and calculating awards are based on performance of Union Bank only, not the consolidated results of the Company. In February 2021, upon recommendation of the Compensation Committee, the Board adopted 2021 performance criteria and bonus opportunities under the STIPP.
Participants in the STIPP are designated each year by the Union Board, upon recommendation of the Compensation Committee. The designated participants for 2021 and 2020 included all three of the NEOs.
The objectives of our STIPP are to recognize and reward achievement of Union’s annual business goals, motivate and reward superior performance, attract and retain key talent needed to grow the franchise, maintain competitiveness within our market, and ensure that incentives are appropriately risk-balanced. Rewards under STIPP represent variable compensation that must be earned based upon performance by the Company’s subsidiary, Union Bank.
Our annual performance goals for the incentive plan are based on budget projections, which are typically presented by the CEO to the Compensation Committee during the first quarter of the year. Once the Compensation Committee finalizes and preliminarily approves the performance goals, the goals are presented to the Board of Directors for final approval. The following details the framework of the 2021 STIPP and related performance results:

Incentive Opportunity: Each participant had a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defined the incentive opportunity. For 2021, the target for the CEO was 30.0% of base salary, and 20% of base salary for the other two NEOs. Additionally for 2021 and 2020, base salary was exclusive of the payout of unused Earned Time Off (ETO), a bank-wide initiative which recognized the unique challenges of taking ETO leave during the COVID-19 pandemic. Each of the three NEOs received an ETO payout in 2020 and Ms. Hale received an ETO payout in 2021, the amounts of which were excluded from earned base salary. Actual STIPP awards vary based on individual and Union Bank actual performance during the year and may range from 0% of target (not achieving threshold performance for a goal) to 150% of target for meeting or exceeding stretch performance.

Performance Measures: In order for the 2021 STIPP to activate, attainment of 90% of budgeted 2021 annual net income of Union (as defined above) was required. Additionally, eligible participants, including the NEOs, are expected to achieve in aggregate a rating of “fully meets expectations” or greater for his or her most recent annual performance evaluation. The awards for all NEOs were based upon achieving budgeted targets (on a bank-only basis) with respect to net income, efficiency ratio, loan growth and loan quality (defined as the actual expense of loan charge-offs plus net other real estate owned write-downs, less loan recoveries) and our return on average assets relative to that of a peer group of New England banks and thrifts between $500 million and $1.5 billion in assets, as compiled and published by SNL Financial LLC. Minimum (threshold), target and maximum (stretch) levels of performance were defined for the 2021 STIPP and are summarized in the table below. No awards are paid for performance below threshold for a particular performance measure. Payouts for each performance goal are based upon actual performance between threshold to target and between target and stretch levels, and are awarded on a linear slope basis across the payout levels from Threshold (50% payout) to Target (100% payout), and from Target to Stretch (150% payout), subject to the exercise of discretion by the Committee. No such discretion was exercised for payouts under the 2021 STIPP.

The 2021 STIPP performance measures, their relative weights, and the plan performance results for Mr. Silverman, Ms. Hale and Mr. Coslett were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal (1) Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2021 Union Actual Result (1)	Payout Allocation (0-150% of target opportunity)
Relative One-Year ROAA	25%	85th Percentile	90th Percentile	95th Percentile	85.71th Percentile	57.1%
Net Income	25%	$11,107	$12,341	$13,575	$13,780	150%
Efficiency Ratio (2)	15%	71.48%	70.48%	69.48%	68.81%	150%
Loan Balances	20%	$719,614	$779,571	$879,528	$800,831	100.8%
Loan Quality	15%	$600	$500	$400	$(78)	150%
	Total Actual Weighted Average Percentage of Target Opportunity =					116.9%
____________________
(1)Dollars in thousands.
(2)The ratio of noninterest expense to tax equivalent net interest income and noninterest income, excluding securities gains and losses.

Based upon the actual performance results summarized above, the table below shows the actual incentive cash payouts (as a dollar amount and percentage of base salary) for each of the NEOs.

		2021 Annual Incentive Target Opportunity		2021Annual Incentive Actual Awards
Executive	Title	Amount (1)	% of Base Salary	Amount (1)	% of Base Salary*
David S. Silverman	President and CEO	$125,400	30%	$146,633	35.10%
Karyn J. Hale	EVP, CFO and Treasurer	$44,000	20%	$51,450	23.40%
Jeffrey G. Coslett	EVP, CAO	$36,000	20%	$42,096	23.40%
____________________
(1)Calculated as a percentage of earned base salary.

Outstanding Equity Awards
The following table shows outstanding equity awards to our NEOs at December 31, 2021. As of that date, outstanding equity awards consisted solely of RSUs granted under the 2014 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021 (1)
	Stock Awards
Name	Number of Shares or Units that have not Vested (#) (2)	Market Value of Shares or Units that have not Vested ($) (3)
David S. Silverman	3,058	$91,220

Karyn J. Hale	1,286	$38,361

Jeffrey G. Coslett	982	$29,293
____________________
(1)All stock options previously granted were either exercised or expired prior to December 31, 2021. No stock options were awarded during 2021.
(2)Represents awards of RSUs at December 31, 2021. All unvested RSUs are to be settled in common stock on a one-to-one basis upon expiration of the applicable vesting period. For Mr. Silverman, includes 2,434 RSUs that will vest on December 15, 2022; 624 RSUs that will vest on December 15, 2023. For Ms. Hale, includes 1,021 RSUs that will vest on December 15, 2022; and 265 RSUs that will vest on December 15, 2023. For Mr. Coslett, includes 780 RSUs that will vest on December 15, 2022; and 202 RSUs that will vest on December 15, 2023.
(3)Represents the closing price of $29.83 for the Company's common stock on December 31, 2021, as reported on the NASDAQ Stock Market, multiplied by the number of unvested shares underlying the outstanding unvested RSUs.

Equity Compensation - Long-Term Equity Incentive Plan
The Company's long-term equity incentive compensation plan is the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “LTIP”), which is administered by the Compensation Committee. The primary purpose of the LTIP is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible participants consist of only nonemployee directors, executive officers and other key employees of the Company or Union who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee and approved by the Company’s Board.
In February, 2021, the Compensation Committee recommended and the Board approved the terms of the annual plan design for contingent equity compensation awards under the LTIP to sixteen Union Bank senior officers including the three NEOs. Those terms included a threshold regulatory rating condition for Union as well as individual and Union performance metrics and time-based vesting conditions, are described in a 2021 Equity Award Summary (the “Summary”) summarized below. During 2021, Union met the threshold trigger for 2021 awards of achieving satisfactory results from its most recent safety and soundness regulatory examination. Additionally, each of the participants, including the three NEOs, achieved the required performance evaluation rating during 2021 of “fully meets expectations.”
Awards of time-based RSUs subject to time-based vesting conditions (“TBRSUs”) and performance-based RSUs subject to both time-based and performance-based vesting conditions (PBRSUs”) were provisionally approved in March 2022 by the Compensation Committee and Board for all eligible participants other than Mr. Coslett, and are subject to shareholder approval of the allocation of an additional 100,000 shares under the LTIP at the 2022 annual shareholder meeting (Proposal 3). The Committee and Board approved Mr. Coslett’s award prior to his retirement on March 31, 2022 and exercised their discretion under the Plan to accelerate the vesting of his unvested RSUs, relating to a total of 1,407 shares. The narrative below recognizes the provisional nature of the equity awards for the remaining eligible participants, including Mr. Silverman and Ms. Hale. Although no decision has been made as of the date of this proxy statement, if the proposal to increase the shares allocated to the Plan is not approved at the annual meeting, the Board and Compensation Committee may consider awarding to the participants cash bonus compensation in lieu of equity grants.

The number of common shares underlying the TBRSUs provisionally awarded for 2021 services was determined by dividing the dollar value of the participant’s award at the target level by the closing price of the Company’s common stock on March 2, 2022, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. The actual number of common shares underlying the PBRSUs provisionally awarded for 2021 services was determined by the Compensation Committee during the first quarter of 2022, based on Union’s actual performance in 2021 compared to the specified 2021 performance measures (described below) and on the closing price of the Company’s common stock on March 2, 2022, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. Prior to vesting, TBRSUs and PBRSUs do not earn dividends or dividend equivalents, nor do they bear any voting rights. The Compensation Committee and the Board chose to award stock-settled RSUs since this type of equity grant helps to create a long-term ownership focus and alignment with shareholders while also serving as a powerful retention feature for our top executives.
Notwithstanding anything to the contrary in the Summary or the LTIP, the RSU awards are intended to be exempt from, or to comply with, Code Section 409A, and to be administered and interpreted accordingly, in a manner consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A.

Incentive Opportunity: The CEO’s aggregate TBRSU and PBRSU target award opportunity for 2021 was 25% of base salary, for Union Bank’s six executive officers the target opportunity was 20% of base salary, and for the Bank’s eight senior officers the target opportunity was 10% of base salary, with 50% allocated to TBRSUs and 50% to PBRSUs. So long as Union attained the plan trigger and individual performance ratings were met, TBRSU awards of 12.5% of base salary for the CEO, and 10.0% for the other NEOs would be earned, with vesting of one-third of the TBRSU award on December 15, 2022, December 15, 2023 and December 13, 2024. Additionally, the target awards for PBRSUs of 12.5% of base salary for the CEO and 10.0% for the other NEOs would be granted only if the specified 2021 performance measure at the target level were satisfied. The actual PBRSU award for 2021 services could have ranged from 0% for not achieving the threshold performance goal, to 18.75% of the base salary for the CEO and 15% for the other NEOs for meeting or exceeding the stretch performance goal, with vesting over two years, approximately one-half per year, on December 15, 2022 and December 15, 2023. As noted above, any provisional 2021 award is subject to shareholder approval of the allocation of an additional 100,000 shares under the LTIP at the May 2022 annual shareholder meeting.

2021 Performance Measure and Actual Results: The performance measure for the 2021 PBRSU provisional award compared the Company’s three-year average ROAE on a bank-only basis to that of a peer group of New England banks and thrifts with assets from $500 million to $1.5 billion, as compiled and published by SNL Financial LLC. Union and peer group data used for calculating 2021 PBRSU provisional awards were as of December 31, 2021, 2020 and 2019.
In order for eligible senior officers to be awarded PBRSUs, Union had to attain a minimum ROAE of the 85th percentile for 2021. The target goal would be attained if Union’s three-year ROAE was at the 90th percentile of all banks and thrifts in the designated peer group. The stretch goal would be attained if Union’s three-year ROAE was at or above the 95th percentile of the peer group.
The 2021 PBRSU threshold, target and stretch performance measures for Mr. Silverman, Ms. Hale and Mr. Coslett, and Union’s actual results versus the peer group were as follows:

Performance Measure	Threshold (Minimum) Goal Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2021 Union Actual Results (2)	2021 Union Payout Allocation (0-150% of target opportunity)
Relative Three-Year ROAE	85th Percentile	90th Percentile	95th Percentile	98.7th Percentile	150%
____________________
(1)Goal expressed as a percentile of the designated peer group.

The table below summarizes the target opportunity and the provisional aggregate equity incentive awards (TBRSUs and PBRSUs), with respect to 2021 performance, subject in the case of Mr. Silverman and Ms. Hale to shareholder approval of an additional 100,000 shares for grants under the Plan, and is based upon the actual performance results (exceeding stretch) for each of the NEOs expressed as a dollar amount and percentage of base salary:

		2021 Equity Incentive Target Opportunity		2021 Equity Incentive Provisional Awards (1)
Executive	Title	Amount (2)	% of Base Salary	Amount	% of Base Salary
David S. Silverman	President and CEO	$104,500	25%	$130,625	31.25%
Karyn J. Hale	EVP, CFO and Treasurer	$44,000	20%	$55,000	25.00%
Jeffrey G. Coslett	EVP, CAO	$36,000	20%	$45,000	25.00%
____________________
(1)All 2021 equity incentive awards are subject to time based vesting conditions and other plan provisions in future years. For Mr. Silverman and Ms. Hale, provisionally approved subject to shareholder approval of additional shares to be reserved for grants under the LTIP.
(2)Represents the dollar amount of contingent awards of restricted stock units (RSUs) provisionally granted under the LTIP, pursuant to the terms of the 2021 Equity Award Summary, assuming achievement of target-level performance in 2021, disregarding the effect of potential forfeitures. Calculated as a percentage of base salary, excluding any ETO payout for 2021.

Under the provisions of the 2021 Equity Award Summary and based on a closing price of $31.99 per share for the Company’s common stock on March 2, 2022 as reported on the NASDAQ Stock Market, for services rendered in 2021, the three NEOs were awarded RSUs (on a provisional basis in the case of Mr. Silverman and Ms. Hale) to be settled in shares of the Company’s common stock as follows:

Executive	Title	PBRSUs	TBRSUs	Total RSUs
David S. Silverman	President and CEO	2,450	1,634	4,084
Karyn J. Hale	EVP, CFO and Treasurer	1,032	688	1,720
Jeffrey G. Coslett	EVP, CAO	844	563	1,407

Calculation of the number of PBRSUs in the above table reflects Union attaining the 150% performance goal by achieving the 98.7th percentile of three-year ROAE relative to a peer group of New England banks and thrifts. The final grant of these provisional RSU awards by Mr. Silverman and Ms. Hale remains subject to shareholder approval of an additional 100,000 shares to be reserved for grants under the Plan.
The exercise of stock options by our NEOs and the vesting of their RSU awards during 2021 are summarized in the following table:

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Silverman	3,000	$26,755	3,413	$103,073
Karyn J. Hale	0	$0	1,387	$41,887
Jeffrey G. Coslett	0	$0	1,076	$32,495
____________________
(1)Represents the number of shares acquired on vesting of RSU awards under the LTIP pursuant to the 2018, 2019 and 2020 Equity Award Summaries. Value based on the closing price of $30.20 for the Company’s common stock on the December 15, 2021 vesting date, as reported on the NASDAQ Stock Market.
(2)Represents the aggregate dollar value realized upon exercise of incentive stock options, calculated as the difference between the exercise price and the closing price of the Company’s common stock on the date of exercise, as reported on the NASDAQ Stock Market.

Stock Retention Requirement: The Compensation Committee believes that Union’s executive officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing the Company and to better align shareholder and executive interests. Therefore, the terms of the outstanding awards under the LTIP require executive officers to retain ownership of 25% of their after tax vested share awards until termination of employment or retirement from Union. If an executive experiences personal economic hardship, the Compensation Committee has the authority to decide whether the holding period requirements will be waived in whole or in part for that particular award or if the executive will be allowed to sell more shares than the holding period requirements would otherwise permit.

Deferred Compensation Plans and Supplemental Executive Retirement Plan
Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. One of these plans, the 2008 Amended and Restated Nonqualified Deferred Compensation Plan was frozen in 1998 to new participants and in 2004 to additional deferrals. Additional information about that plan is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Directors’ Compensation.”
The Company's Executive Nonqualified Excess Plan, as amended and restated in 2020 (the “2020 Excess Plan”) is a defined contribution plan that permits participating officers and Directors to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. The plan does not provide for above market or preferential earnings on deferrals. Promised benefits under the plan are general unsecured obligations of the Company and/or the Bank, as no assets of the Company or the Bank have been segregated to meet the payment obligations under the plan. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the anticipated benefit payments.
In addition to voluntary deferrals made by Mr. Silverman, under the provisions of the 2020 Excess Plan and a related Supplemental Executive Retirement Plan (SERP) Agreement entered into between the Bank and Mr. Silverman on March 1, 2020, a Company contribution in the amount of $30,984 was made in February 2022 to Mr. Silverman’s plan account. The SERP is intended to replace some of the benefits lost by Mr. Silverman under federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like 401(k) plans. Benefits lost include not receiving the full amount of a Company match, safe harbor contribution or profit sharing contribution on total salary plus cash bonus earned due to maximum compensation restrictions for benefit calculation purposes. Ms. Hale and Mr. Coslett were not covered under a SERP in 2021.

The following table summarizes voluntary deferrals under the 2020 Excess Plan during 2021, earnings during 2021 on accumulated deferrals and the aggregate balance of the accrued benefit as of December 31, 2021, for Mr. Silverman and Ms. Hale, and for Mr. Silverman, also discloses the amount of the Company's contribution under his SERP for 2021 services. Mr. Coslett did not participate in the plan.

EXECUTIVE NONQUALIFIED EXCESS PLAN AND SERP
Name	Executive Contributions in 2021 (1)	Company Contributions in 2021 (2)	Aggregate Earnings in 2021	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2021
David S. Silverman	$35,808	$30,984	$89,184	$0	$811,652
Karyn J. Hale	$11,000	$0	$18,881	$0	$122,466
____________________
(1)The amount reported as deferred in this table is included in the NEO’s salary reported in the 2021 Summary Compensation Table.
(2)Contributed pursuant to Mr. Silverman's SERP in February 2022 with respect to the 2021 plan year and included in "All Other Compensation" in the 2021 Summary Compensation Table.

Defined Contribution Retirement Savings (401(k)) Plan
Union maintains a contributory, tax qualified Employee Savings 401(k) and Profit-Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan also provides for matching contributions by Union, in the sole discretion of Union's Board of Directors. During 2021 and 2020, Union made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. The plan also provided during 2021 and 2020 for a non-discretionary 3% safe harbor contribution for the account of each participant. In addition, Union made a 3% discretionary profit-sharing contribution for the account of each eligible employee with respect to each of the 2021 and 2020 plan years, with funds actually contributed in February of the following year. Nondiscretionary safe harbor contributions, discretionary matching contributions and discretionary profit-sharing contributions made for the account of the three executive officers named in the 2021 Summary Compensation Table are included in the table under “All Other Compensation.”

Perquisites and Other Personal Benefits
The Company does not generally provide its executive officers with perquisites or other personal benefits such as club memberships, financial planning assistance, tax preparation, living allowances, commuting expenses, or similar benefits not described in this proxy statement. However, the Company does provide a Company-owned vehicle to Mr. Silverman and pays related gas and maintenance charges. The Company also pays the expenses of the executive officers and their spouses in connection with attendance at certain banking-related functions, such as bankers’ association conventions.

Health and Welfare Benefits
The Company offers the same health and welfare benefits to all salaried and non-salaried employees, although benefits may vary depending on whether the employee is employed full-time or part-time. These benefits include health insurance, group life insurance, short-term disability insurance, long-term disability insurance, education benefits and paid time off.

Split Dollar Life Insurance
Union’s group life insurance plan has a stated benefit of three times annual salary, subject to a maximum benefit limit of $300,000. Due to this benefit cap, those employees (including the three NEOs) whose salary exceeds $100,000 do not receive a group life insurance benefit equal to three times their annual salary. Accordingly, Union entered into split-dollar life insurance agreements with certain officers, including the three NEOs, which provide that a portion of the death benefit on a life insurance policy owned by Union will be paid to the executive’s beneficiary if the NEO dies while employed with Union. The agreements expire upon termination of employment. The amount of the additional death benefit under the split-dollar life insurance arrangement is $800,000 for Mr. Silverman and $400,000 each for Ms. Hale and Mr. Coslett. The split-dollar life insurance benefit is in addition to the group life insurance coverage generally available to Union’s employees.

Change in Control Agreements
In August, 2021, each of our NEOs entered into amended and restated change in control agreements with the Company. These agreements contain terms and conditions customarily found in change in control agreements for executives holding comparable positions, including automatic annual one-year extensions of these agreements unless written notification of non-continuance is provided in accordance with the terms of the agreements. No severance is payable unless there is an involuntary termination within 12 months (24 months in the case of our CEO) after a change in control (as defined in such agreements), or in some circumstances, within six months before a change in control. If the executive officer is terminated without “cause” (as defined in such agreements) or the executive officer resigns for “good reason” (as defined in such agreements) within the designated period the executive will be entitled to receive a lump sum payment of 100% of the executive’s annual base salary (200% of base salary in the case of our CEO) plus 100% of the executive’s bonus (short-term incentive) amount (200% in the case of our CEO), plus an amount equal to the employer contributions made by the Bank or its Affiliates under the Bank’s 401(k) and profit sharing plan for the account of the executive with respect to the last completed plan year immediately prior to the change in control, including any employer matching contributions, “safe harbor” contributions and profit sharing contributions and under any SERP for the benefit of the executive. The Bank is also required to continue to provide to the executive (and the executive's dependents, if applicable), at the Bank’s sole expense, the same level of medical, dental, vision and prescription drug insurance benefits upon substantially the same terms and conditions (including contributions required by the NEO, if any, for such benefits) as existed immediately prior to the executive's date of termination for a period of 12 months following the date of separation (24 months in the case of our CEO). In addition, the Bank is required to provide outplacement services to the terminated NEO. Any equity-based awards (whether to be settled in cash or stock) held by the NEOs under any equity-based plan of the Company, including any outstanding awards under the Company’s LTIP, or any successor equity-based plans, will be governed by the provisions of the respective plan.
Payment of benefits under the Agreements is subject to execution by the NEO of a waiver and release of claims. The Agreements also contain non-disparagement, confidentiality, non-competition and non-solicitation covenants binding on the NEO following termination of employment and payment of the contractual change in control benefits. There are no tax “gross up” provisions in the agreements.

Potential Payments upon Change in Control: The following table summarizes payments and benefits that would have been payable to each of our three NEOs under their Change in Control Agreements, assuming that their employment had terminated on December 31, 2021, and that such termination occurred within the applicable period following a change in control of the Company or Union (24 months for the CEO and 12 months for the other NEOs, or in some circumstances within 6 months prior to a change in control, as defined). For purposes of this table, the effective date of termination is assumed to be December 31, 2021. The closing market price of our common stock on December 31, 2021 was $29.83, as reported on the NASDAQ Stock Market.

Potential Payments Upon Change in Control
Form of Compensation (1) (2)	No Discharge - Change in Control Related	Discharge without Cause or Resignation with Good Reason - Change in Control Related (3)
David S. Silverman
Base Salary and Bonus	$0	$1,129,266
Medical, Dental, Vision and Prescription Benefits	$0	$40,352
401(k) contributions	$0	$29,287
SERP contribution	$0	$30,984
Accelerated vesting of equity awards (1)	$0	$91,220
Total	$0	$1,321,109
Karyn J. Hale
Base Salary and Bonus	$0	$271,450
Medical, Dental, Vision and Prescription Benefits	$0	$29,306
401(k) contributions	$0	$26,975
Accelerated vesting of equity awards (1)	$0	$38,361
Total	$0	$366,092
Jeffrey G. Coslett
Base Salary and Bonus	$0	$222,096
Medical, Dental, Vision and Prescription Benefits	$0	$29,377
401(k) contributions	$0	$21,655
Accelerated vesting of equity awards (1)	$0	$29,293
Total	$0	$302,421
____________________
(1)The amounts shown in the table are for illustrative purposes only, and are equal to two times the eligible compensation for the CEO and one times the eligible compensation for the other two NEOs paid in 2021.
(2)Assumes that RSU awards under the LTIP become fully vested upon a change in control pursuant to the Board’s exercise of discretion under the LTIP. Value of awards in this chart assumes termination of employment during the second half of the performance period and achieving the performance level as actually achieved at December 31, 2021. Includes unvested RSUs awarded in 2019 and 2020 and provisionally awarded in 2021.
(3)“Good reason” is defined in the Agreements to mean, among other things, a material diminution of responsibility or salary; a change in location of more than 50 miles from the executive’s current location; or the inability of Union to perform its obligations under the agreement. “Cause” means, among other things, illegal acts, gross misconduct or the executive’s failure to perform in any material respect their obligations under this agreement.

PROPOSAL 2

NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required under applicable rules of the SEC, as amended by the Dodd-Frank Act, our Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the three executive officers named in the 2021 Summary Compensation Table (“Named Executive Officers” or “NEOs”), on page 21 of this proxy statement: President and CEO David S. Silverman, Vice President, Treasurer and CFO Karyn J. Hale and Vice President Jeffrey G. Coslett.

The so-called “say-on-pay” resolution that is the subject of this proposal is a nonbinding advisory resolution which gives our shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and will not have the effect of overruling any executive compensation decisions made by the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change in the Board’s fiduciary duties. Furthermore, because this nonbinding advisory resolution primarily relates to compensation of our NEOs that had already been paid, or in the case of equity compensation, awarded, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee and the Board intend to take the results of the vote on this proposal into account in their future recommendations and decisions regarding the compensation of our NEOs.

As of the date of this proxy statement, the Company has two executive officers, President and CEO David S. Silverman, and Vice President, Treasurer and CFO Karyn J. Hale. Mr. Coslett retired from Union effective March 31, 2022. The Company’s compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success, by offering a combination of base salary, a short-term incentive performance plan, and long-term equity through restricted stock awards, plus other compensation components, all of which are closely aligned to the annual and long-term performance objectives of Union. Please see the Compensation Committee Report and the description of our executive compensation program under the captions “COMPENSATION COMMITTEE REPORT” beginning on page 18 and “EXECUTIVE COMPENSATION” beginning on page 21 for additional information about our executive compensation programs and philosophy, including the information required under Item 402 of SEC Regulation S-K.

The Board of Directors recommends that the shareholders approve the compensation paid to the Company’s NEOs, as described pursuant to Item 402 of SEC Regulation S-K, including the Compensation Committee Report, compensation tables and narrative discussion contained in this proxy statement.

Vote Required to Approve Proposal 2.

Approval of Proposal 2 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3
AMENDMENT TO THE UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN
TO ALLOCATE AN ADDITIONAL 100,000
SHARES TO THE PLAN

On March 16, 2022, upon recommendation of the Compensation Committee, our Board of Directors authorized a proposed amendment to the 2014 Equity Incentive Plan (the “Plan” or the “Equity Plan”) to allocate an additional 100,000 shares of common stock for equity compensation grants under the Plan, subject to shareholder approval at the annual meeting. No other changes to the Equity Plan are being proposed for action at the annual meeting.

Among the factors the Compensation Committee and Board considered in assessing the advisability of seeking shareholder authorization for the additional shares for the Plan were the importance of equity as a component of our overall management compensation program and the appropriateness of equity compensation within the context of our overall management compensation philosophy.

Shares Available for Awards; Proposed Increase. Subject to adjustment as provided in the Equity Plan (see “Adjustments” below), Section 5.1 of the Plan currently provides that the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the Plan is 50,000. Of that number, 48,924 shares had been utilized for grants as of December 31, 2021. The Committee and Board propose to amend Section 5.1 of the Plan to change the aggregate number of shares available for issuance pursuant to awards under the Plan from 50,000 to 150,000, thereby making an additional 100,000 shares of common stock available for future grants under the Plan.

The terms of the Plan are summarized below. The Summary is a general overview and is qualified in its entirety by the text of the Plan, which is contained in Appendix A to this proxy statement.

Summary of the Equity Plan

Purpose. The primary purpose of the Equity Plan is to promote our Company’s success by linking the personal interests of our officers and nonemployee directors to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Compensation Committee and Board believe that the Equity Plan helps the Company attract, retain and motivate officers, nonemployee directors and prospective officer-employees by providing a means for them to share in the long-term growth and profitability of the Company and encouraging them to acquire a proprietary stake in the Company.

Administration. The Equity Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Equity Plan; and make all other decisions and determinations that may be required under the Plan. Although to date it has not done so, in its discretion, the full Board of Directors may at any time administer the Plan in lieu of the Committee. If it does so, it will have all the powers of the Committee described in the Plan.

Eligibility. The Equity Plan permits the grant of awards to officers of the Company and its affiliates, as selected by the Committee from time to time in its discretion. In addition, the Equity Plan permits the grant of awards to nonemployee directors of the Company and its affiliates. The Board believes that equity awards are an appropriate component of outside director compensation in that they serve to further align the long-term interests of the Directors with those of the shareholders. As of March 16, 2022, the number of eligible persons was approximately 65, including 9 nonemployee directors of the Company and/or Union Bank. The number of eligible persons may increase over time based upon future growth of the Company and Union Bank. Not all persons eligible for participation in the Plan will receive awards, as the selection of grantees from time to time is within the discretion of the Committee.

The Plan also permits the Committee to grant awards to prospective officer-employees. The Board believes that this authority provides desirable flexibility in recruiting top executive talent.

Types of Awards. The Equity Plan authorizes the granting of awards in any of the following forms:
•Options - options to purchase shares of the Company’s common stock, which may be options designed to qualify as incentive stock options (“ISOs”) under Section 422 of the U.S. tax code (the “Code”) or may be options not so qualified (“Non-Qualified Options”).

•Restricted Stock - shares of the Company’s common stock that are subject to time-based vesting conditions and/or vesting conditions based on attainment of specified performance criteria, or a combination of such vesting conditions, as specified in the award certificate. Generally, a participant will have full voting and dividend rights as to unvested shares during the restriction period. Restricted stock will be forfeited and canceled to the extent the specified vesting conditions are not met.

•Restricted Stock Units - the right to receive shares of the Company’s common stock (or an equivalent value in cash or other property, as determined by the Committee and specified in the award certificate) in the future, subject to time-based vesting conditions or attainment of specified performance criteria, or a combination of such vesting conditions, as specified in the award certificate. Unlike shares of restricted stock, restricted stock units do not represent issued shares. Accordingly, the participant does not have voting or dividend rights with respect to an award of restricted stock units. However, in the Committee’s discretion, an award of restricted stock units may include an award of dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property as the Committee may determine) equal to any dividends paid on the number of shares of stock underlying the award.

The Plan does not provide for cash-based awards, other than cash-settled restricted stock units, dividends on restricted stock and dividend equivalents on restricted stock units. To date, no cash-settled restricted stock units have been granted under the Plan, nor have any dividend equivalents been granted with respect to any restricted stock units. The Company’s Short Term Incentive Performance Plan, which provides for performance-based cash incentive awards, is described elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Short Term Incentive Performance Plan.”

Share Counting. Under the Equity Plan, shares covered by an award are counted against the maximum number of remaining shares authorized at the time the award is granted. The Plan provides that the following shares will not be counted against the maximum number of shares authorized: (i) shares covered by an award that is terminated by expiration, forfeiture or cancellation; (ii) shares tendered by participants as full or partial payment of the exercise price of stock options, (iii) shares underlying a restricted stock unit grant settled in cash; and (iv) shares withheld by or remitted to the Company to satisfy a participant’s tax withholding obligations relating to an award. In addition, substitute awards issued to the optionees of an entity acquired by the Company would not be counted against the Plan’s share authorization.

Insignificant Dilution. Potential stockholder dilution from the Equity Plan as it is proposed to be amended would be minimal. As of December 31, 2021, basic earnings per share was $2.94 compared to a diluted earnings per share of $2.92, or 2 cents per share. Assuming all 100,000 additional shares were to be issued, based on our common stock outstanding as of the record date for the annual meeting (4,495,663 shares), the resulting dilution would be 2.22%.

Limitations on Individual Awards. The maximum number of shares of common stock subject to awards that may be granted under the Equity Plan in any twelve-month period to any one person is as follows:

Options	7,000
Restricted stock	5,000
Restricted stock units	5,000

Vesting Conditions; Performance Goals. In its discretion, the Committee may condition vesting of an award on such criteria as it deems appropriate, including continued service requirements and attainment of specified performance goals. The specific business criteria the Board may use in establishing performance criteria are listed in Section 9.2 of the Plan.

Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.

Term of Awards. The exercise period of stock options is as determined at the discretion of the Compensation Committee at the date of grant but may not exceed ten (10) years. The expiration terms of awards of restricted stock and restricted stock units is determined at the discretion of the Committee at the time of the grant.

Limitations on Transfer; Beneficiaries. Awards are not assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, as is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. If the Company effects an internal reorganization, recapitalization or similar corporate transaction that causes the value of a share or the Company’s common stock to change, such as a stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend, the total share authorization and annual grant limitations under the Plan, as well as the number of shares and exercise price (if any) under outstanding awards, will be adjusted proportionately up or down, and the Committee will have the discretion to make such other adjustments to the Plan and outstanding awards as it deems necessary to preserve the benefits or potential benefits of the awards.

No Single Trigger Vesting for Employee Grants upon a Change in Control. The Equity Plan permits the Committee to provide for vesting of awards to employees in connection with a change in control of the Company if there is also a termination of the participant’s employment following the change in control. This is often referred to as “double trigger” vesting. For these purposes, a termination of employment is considered to in connection with a change in control if it occurs within two years of the change in control and is either an involuntary termination by the company without cause (as defined in the Plan) or by the employee for good reason (as defined in the Plan). In addition, under the Plan, the Committee may provide for the assumption or substitution of awards by a surviving company.

No Discounted Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

No Repricing or “Evergreen” Provisions, or Tax “Gross Ups.”. Outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the stockholders. There are no “evergreen” features under which shares authorized for issuance pursuant to the Plan would be automatically replenished. The Plan does not provide for any tax “gross-ups” or similar payments or reimbursements to defray tax liability associated with the issuance of awards.

Termination and Amendment.

Plan. Our Board of Directors or the Committee may, at any time and from time to time, terminate or amend the Equity Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment is subject to stockholder approval. The proposed increase in the number of available shares is considered a material amendment requiring shareholder approval. In addition, the Board of Directors or the Committee may condition any Plan amendment on the approval of the stockholders for any other reason. No termination or amendment of the Equity Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

Outstanding Awards. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding stock option may not be reduced, directly or indirectly, and the original term of a stock option may not be extended.

Plan Term. Unless extended by amendment approved by the shareholders, the Plan will expire ten (10) years from its effective date. The Plan became effective on the date it was approved by the shareholders (May 21, 2014).

Certain Federal Income Tax Consequences

Non-Qualified Stock Options. Generally, no taxable income is recognized by the optionee upon the grant of a Non- Qualified Option under the Equity Plan, nor will the Company be entitled to a deduction at that time. When the optionee exercises a Non-Qualified Option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. A participant will not recognize income, and the Company will not be allowed a tax deduction, upon the granting of an incentive stock option. Subject to special rules on the expiration of incentive stock options following termination of employment, if the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction at that time. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding periods end, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election under Code Section 83(b) to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount he or she paid for the stock, if any), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount paid for the stock, if any) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). However, if the stock fails to vest for any reason and is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. If a Section 83(b) election is made, dividends paid on the restricted stock will be taxed at dividend rates rather than as ordinary income.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less the amount he or she paid for the stock or property, if any) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Dividend equivalents paid to a participant with respect to restricted stock units will be taxed to the participant as ordinary income.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold shares, or to require a participant to remit to the Company in cash, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising in connection with an award under the Equity Plan.

Benefits to Named Executive Officers and Others. If the stockholders approve the Plan, awards will be made at the discretion of the Committee. Therefore, except as disclosed below with respect to expected grants in 2022, it is not possible at this time to determine the benefits or amounts that will be received by the Company’s executive officers and other participants pursuant to the Plan in the future.

At this time the Committee has indicated that, should the additional share authorization be approved by the stockholders at the annual meeting, the Committee intends to make equity grants to employee participants during 2022 with respect to a total of approximately 15,267 shares, and an annual grant to the Non-employee directors with respect to a total of approximately 1,255 shares. Certain additional information regarding these proposed grants is provided in the table below.

Name or Group	Title	Dollar Value ($)	Number of units
David S. Silverman	President and CEO	$130,647	4,084
Karyn J. Hale	EVP, CFO and Treasurer	55,023	1,720
Section 16 Officers		203,073	6,348
Other Officers of the Company		99,649	3,115
Non-employee Directors (1)		38,290	1,255
		$526,682	16,522
____________________
(1)Estimated for purposes of this table. Director compensation for 2022 has been approved to include equity compensation in the amount of $5,470 per non-employee director. The number of units was calculated using the number of non-employee directors set at seven and an estimated stock price of $30.50 per share. The actual number of shares will be determined based on the closing stock price on May 18, 2022.

Additional Information

The table below presents information on the Equity Plan (the Company's only equity plan) at December 31, 2021 as required under SEC disclosure rules.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) (1)	(b) (2)	(c) (3)

Equity compensation plans approved by security holders	12,626	$—	1,076
Equity compensation plans not approved by security holders	—	—	—

Total	12,626	$—	1,076
____________________
(1)Includes shares issuable upon vesting of restricted stock units (“RSUs”) granted under the 2014 Equity Plan for which performance conditions have been satisfied but which are also subject to time-based vesting conditions.
(2)There were no outstanding stock options; RSUs not included as they do not include an exercise price.
(3)All of such shares are available for issuance pursuant to future awards under the 2014 Equity Plan.

Vote Required to Approve Proposal 3

Approval of the Equity Plan will require that more votes be cast "FOR" then "AGAINST" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Upon recommendation of the Audit Committee and ratification by the shareholders, the independent registered public accounting firm of BerryDunn was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2021.
BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present online at the virtual annual meeting. He will have the opportunity to make a statement if he so desires, and he is expected to be available to respond to appropriate questions.
The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2022, and to perform such other appropriate accounting services as may be required. Although not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder ratification of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2022 and consider a change in auditors for 2023. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.
BerryDunn has audited the Company's consolidated financial statements for the last 13 calendar years and has audited the controls over financial reporting for the years ended December 31, 2014 through 2019.

Audit Fees
Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2021 and 2020, are detailed in the table below.

	BerryDunn
Services Provided	2021	2020
Audit	$173,891	$167,845
Audit Related	—	11,800
Tax	17,450	16,136
Total	$191,341	$195,781
Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.
Audit Related fees in 2020 were for assurance and related services relating to Union Bank's trust operations, which were performed by the Company's internal auditor in 2021.
Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice, including implementation of tax law changes.

Audit Committee Preapproval Guidelines
All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.
In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 4

Ratification of the appointment of BerryDunn as the Company's independent auditors for 2022 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

Bylaw Requirements for Shareholder Nominations and Other Proposals
A shareholder of record may nominate an individual for election as a director or present other matters for action from the floor at the annual meeting, subject to compliance with the procedures specified in Section 2.4 of the Company’s Amended and Restated Bylaws, which require the shareholder to provide timely advance written notice and specified information to the Company. In order for a shareholder to make a nomination or propose other business from the floor at the 2023 annual meeting, which is expected to be held on May 17, 2023, the shareholder must provide to the Company advance written notice of the proposed nomination or other business, containing all of the information specified in Section 2.4 of the Bylaws, no earlier than January 18, 2023 and no later than February 17, 2023.
The required notice and information should be sent within the specified deadlines to the attention of the Corporate Secretary, Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661. The notice must include the following information about the shareholder and any beneficial owner on whose behalf the shareholder is acting: (i) name and address, (ii) number of shares of the Company’s capital stock beneficially owned, directly or indirectly, and (iii) any material pecuniary or other interest in the business or nomination to be proposed, as well as any material pecuniary or other interest of any of the respective affiliates or associates of the shareholder or of any beneficial owner on whose behalf the shareholder is acting.

In addition, with respect to any director nomination, the shareholder must provide all of the same information that would be required under SEC Regulation 14A for the solicitation of proxies for the election of such nominee, including without limitation (i) name and age, (ii) description of the individual’s business background for the past five years, (iii) any arrangement between the nominee and any other person pursuant to which the individual is to be nominated for election to the Board, and (iv) a written consent of the nominee to serve as a director if properly nominated and elected. With respect to other proposals, the shareholder must submit a detailed description of the business to be brought before the meeting and the reasons for conducting such business at the meeting.
The above description is merely a brief summary of the applicable provisions which does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 2.4 of the Bylaws. The Company’s Amended and Restated Bylaws are contained in Exhibit 99.1 to the Company’s current report on Form 8-K, filed with the SEC on March 18, 2021, and are available on the SEC’s website at https://www.sec.gov/edgar.shtml. A shareholder may also request a copy of the bylaws by contacting the Assistant Corporate Secretary at Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661.
The above process, which is governed by the Company’s Bylaws, is in addition to, and separate from (i) the process contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS—Shareholder Recommendations for Board Nominations” for submitting names of possible director nominees for consideration by the Nominating and Corporate Governance Committee; and (ii) the process described immediately below under “Inclusion of Shareholder Proposals in Company Proxy Materials,” which is governed by SEC rules and which has an earlier notification deadline.

Inclusion of Shareholder Proposals in Company Proxy Materials
If a shareholder seeks to have a proposal included in the Company’s proxy materials for the 2023 annual meeting, there is a separate process from that described above, with an earlier notification deadline. That process is governed by SEC rules, and not exclusively by the Company’s Bylaws. The SEC process does not apply to shareholder nominations for election of directors, which are not eligible for inclusion in the Company’s proxy statement. In order to be considered for inclusion in the Company’s proxy material for the 2023 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 13, 2022, and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion, including rules governing shareholder eligibility and appropriate subject matter. Any such proposal will be omitted from or included in the Company’s proxy materials at the discretion of the Board of Directors, subject to such rules and regulations. Proponents must also provide any additional information required under section 2.4 of the Bylaws, as described above.

Use of Discretionary Authority Conveyed in the Proxy
Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2023 annual meeting our Amended and Restated Bylaws require the shareholder-proponent, as described in the preceding section, to furnish written notice to the Company of the proposal no later than February 17, 2023. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

OTHER MATTERS
As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

APPENDIX A
UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN - TABLE OF CONTENTS

ARTICLE 1		PURPOSE	A-3
	1.1	General	A-3
ARTICLE 2		DEFINITIONS	A-3
	2.1	Definitions	A-3
ARTICLE 3		EFFECTIVE TERM OF PLAN	A-7
	3.1	Effective Date	A-7
	3.2	Termination of Plan	A-7
ARTICLE 4		ADMINISTRATION	A-7
	4.1	Committee	A-7
	4.2	Action and Interpretations by the Committee	A-7
	4.3	Authority of Committee	A-8
	4.4	Award Certificates	A-8
	4.5	Indemnification	A-8
ARTICLE 5		SHARES SUBJECT TO THE PLAN	A-8
	5.1	Number of Shares	A-8
	5.2	Share Counting	A-8
	5.3	Stock Distributed	A-9
	5.4	Limitation on Awards	A-9
ARTICLE 6		ELIGIBILITY	A-9
	6.1	General	A-9
	6.2	Special Rule for Incentive Stock Options	A-9
ARTICLE 7		STOCK OPTIONS	A-10
	7.1	General	A-10
	7.2	Incentive Stock Options	A-10
ARTICLE 8		RESTRICTED STOCK and RESTRICTED STOCK UNITS	A-11
	8.1	Grant of Restricted Stock and Restricted Stock Units	A-11
	8.2	Issuance and Restrictions	A-11
	8.3	Dividends on Restricted Stock	A-11
	8.4	Grant of Dividend Equivalents	A-11
	8.5	Restrictions on Transfer	A-11
	8.6	Termination and Forfeiture	A-12
	8.7	Delivery of Restricted Stock	A-12
ARTICLE 9		PERFORMANCE AWARDS	A-12
	9.1	Grant of Performance Awards	A-12
	9.2	Performance Goals	A-12
	9.3	Grant of Performance Awards to Covered Employees	A-14
	9.4	Certification of Performance Goals	A-14
ARTICLE 10		PROVISIONS APPLICABLE TO AWARDS	A-14
	10.1	Term of Award	A-14
	10.2	Form of Payment for Awards	A-14
	10.3	Limitations on Transfer	A-14
	10.4	Beneficiaries	A-14
	10.5	Stock Trading Restrictions	A-15
	10.6	Acceleration upon Death or Disability	A-15
	10.7	Effect of a Change in Control	A-15
	10.8	Acceleration for Other Reasons	A-16

	10.9	Forfeiture Events; Recoupment	A-16
	10.10	Substitute Awards	A-16
ARTICLE 11		CHANGES IN CAPITAL STRUCTURE	A-16
	11.1	Mandatory Adjustments	A-16
	11.2	Discretionary Adjustments	A-17
	11.3	General	A-17
ARTICLE 12		AMENDMENT, MODIFICATION AND TERMINATION	A-17
	12.1	Amendment, Modification and Termination	A-17
	12.2	Modification of Outstanding Awards	A-17
	12.3	Compliance Amendments	A-18
ARTICLE 13		GENERAL PROVISIONS	A-18
	13.1	No Enlargement of Rights	A-18
	13.2	Withholding	A-18
	13.3	Special Provisions Related to Code Section 409A	A-18
	13.4	Unfunded Status of Awards	A-19
	13.5	Relationship to Other Benefits	A-19
	13.6	Expenses	A-19
	13.7	Titles and Headings	A-19
	13.8	Gender and Number	A-19
	13.9	Fractional Shares	A-20
	13.10	No Liability of Company	A-20
	13.11	Governing Law	A-20
	13.12	Additional Provisions	A-20
	13.13	No Limitations on Rights of Company	A-20

UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.    GENERAL.  The purpose of the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Union Bankshares, Inc. (the “Company”), by linking the personal interests of officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, hire and retain the services of officers and directors upon whose judgment, interest, and special effort the successful operation of the Company’s business is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers, non-employee directors and certain prospective employees of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

•“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Committee.

•“Award” means any Option, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

•“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other nonpaper Award Certificates, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

•“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

•“Board” means the Board of Directors of the Company.

•“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance, change in control, or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance, change in control, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company or Affiliate personnel policy, code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; or conviction of a felony or entering of a plea of nolo contendere to a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Vermont law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

•“Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    if any Person, or group of Persons acting in concert, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of any of the following acquisitions of Company Voting Securities: (A) by the Company or any Affiliate; (B) by any employee benefit plan or trust sponsored, maintained or created by the Company or any Affiliate; (C) by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities; (D) by any beneficial owner whose increase in the percentage ownership of outstanding Company Voting Securities is as a result of a repurchase of securities by the Company; or (E) pursuant to a transaction in which Company Voting Securities are acquired from the Company in a transaction approved by a majority of the Incumbent Directors; or

(iii)    consummation of a merger, consolidation share exchange or similar form of corporate transaction involving the Parent or a Subsidiary (a “Reorganization”), unless immediately following such Reorganization, all three of the following conditions are satisfied: (A) immediately following the consummation of the Reorganization more than fifty percent (50%) of the total voting power of the resulting corporation (the “Surviving Corporation”) or, if applicable, its ultimate parent corporation (the “Surviving Parent Corporation”) is held by Persons who were the holders of Company Voting Securities outstanding immediately prior to such Reorganization; (B) no person (other than any employee benefit plan or trust sponsored, maintained or created by the Surviving Corporation or the Surviving Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation) are individuals who were Incumbent Directors of the Company at the time of the Company Reorganization Board’s approval of the execution of the initial agreement providing for such Reorganization; or

(iv)    consummation of the sale, directly or indirectly, of all or substantially all of the banking assets of the Company to an entity not owned or controlled (directly or indirectly) by the Company’s stockholders; or

(v)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•“Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

•“Committee” means the Compensation Committee of the Board.

•“Company” means Union Bankshares, Inc., a Vermont corporation, or any successor corporation.

•“Company Voting Securities” means securities of the Company eligible to vote in the election of directors of the Company.

•“Continuous Status as a Participant” means the absence of any interruption or termination of service as an officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates; or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate; or (iii) any leave of absence authorized in writing by the

Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

•“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

•“Disability” of a Participant means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary “Disability” or “Disabled” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or (iii) is determined to be totally disabled by the Social Security Administration.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Code Section 22(e)(3).  Except to the extent prohibited (if applicable) by Code Section 409A, in the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

•“Dividend Equivalent” means a right granted to a Participant under section 8.4 in conjunction with the grant of Restricted Stock Units.

•“Effective Date” has the meaning assigned such term in Section 3.1.

•“Eligible Person” means an officer or Nonemployee director of the Company or any Affiliate, or any prospective employee of the Company or any Affiliate who will be an officer upon his or her date of hire..

•“Exchange” means The NASDAQ Stock Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

•“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Sections 409A and 162(m).

•“Full Value Award” means an Award of Restricted Stock or an award of a Restricted Stock Unit which is or may be settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

•“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance, change in control or similar agreement, if any, in effect at the time of such constructive termination between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance, change in control or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

•“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the Participant within a reasonable time after the Grant Date.

•“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Code Section 422 or any successor provision.

•“Incumbent Directors” has the meaning specified above in the definition of “Change in Control.”

•“Independent Directors” means those members of the Board of Directors who qualify at any given time as (i) “independent” directors under Nasdaq Stock Market Rule 5605(a)(2), (ii) “nonemployee” directors under Rule 16b-3 of the 1934 Act, and (iii) “outside” directors under Code Section 162(m).

•“Nonemployee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

•“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

•“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

•“Parent” means a corporation, limited liability company, partnership or other entity which owns of record or beneficially a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Code Section 424(e).

•“Participant” means a person who, as an officer or director of the Company or any Affiliate, or as a prospective employee of the Company or an Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

•“Performance Award” means any award granted under the Plan pursuant to Article 9.

•“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

• “Plan” means the Union Bankshares, Inc. 2014 Equity Incentive Plan, as amended from time to time.

•“Restricted Stock” means Stock granted to a Participant under Article 8 that is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Restricted Stock Unit” means a right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash if the Committee so provides) in the future, which right is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or an Affiliate, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

•“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Code Section 162(m)(c) or any successor provision.

•“Substitute Award” has the meaning assigned to such term in Section 10.10.

•“Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 11.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 11.1.

•“Stock” means the $2.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 11.1.

•“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Code Section 424(f).

•“1933 Act” means the federal Securities Act of 1933, as amended from time to time.

•“1934 Act” means the federal Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No Award shall be made prior to the Effective Date.

3.2.    TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) adoption of this Plan by the Board, or (ii) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE.  The Plan shall be administered by the Compensation Committee appointed by the Board, which shall consist of at least three directors, each of whom shall be an Independent Director. In its discretion, the Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, (i) only those members of the Board who qualify as Independent Directors shall participate in any determinations or votes relating to the administration of the Plan (including the granting of any Award); and (ii) the Board (acting through its Independent Directors) shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  The mere fact that a Committee member or Board member shall fail to qualify as an Independent Director or shall fail to abstain from any action in administering the Plan shall not invalidate any Award made hereunder which is otherwise validly made under the Plan. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.    AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1, the Committee shall have the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)    Designate Participants from among Eligible Persons;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan;

(f)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)    Make all other decisions, determinations and interpretations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(j)    Amend the Plan or any Award Certificate as provided herein; and

4.4.    AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.5.    INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 11.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 50,0001. It is intended that upon the Effective Date (i) no further Awards shall be made under the Company’s 2008 Incentive Stock Option Plan; (ii) any Awards of Incentive Stock Options made on or after such Effective Date shall be deemed to be made under this Plan; and (iii) any outstanding awards of incentive stock options granted under the 2008 Incentive Stock Option Plan shall continue to be governed by the terms of such plan.

5.2.    SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with the following provisions:

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and will
1 Proposed to be increased to 150,000.

again be available for issuance pursuant to Awards granted under the Plan.

(b)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(c)    Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(d)    If the Participant pays the exercise price of an Option by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so delivered by the Participant shall be added back to the Plan share reserve and will again be available for issuance pursuant to awards granted under the Plan.

(e)    To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option shall be subtracted from the Plan share reserve.

(f)    To the extent that the full number of Shares subject to an Award other than an Option is not issued or does not vest for any reason, including by reason of failure to achieve performance goals in whole or in part, only the number of Shares that have vested shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and any shares forfeited will again be available for issuance pursuant to Awards granted under the Plan.

(g)    Substitute Awards granted pursuant to Section 10.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.    STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 11.1):

(a)    Grants of Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 7,000.

(b)    Grants of Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock and Restricted Stock Units granted under the Plan in any 12-month period to any one Participant shall be 5,000.

(c)    Exercise of Incentive Stock Options. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 50,000

ARTICLE 6
ELIGIBILITY

6.1.    GENERAL.  Awards may be granted only to Eligible Persons who are selected by the Committee from time to time.

6.2.    SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, (i) Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or a Parent or Subsidiary as defined in Code Sections 424(e) and (f); and (ii) Eligible Persons who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL.  Options granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)    Exercise Price.  The exercise price per Share under an Option shall be determined by the Committee, provided, however, that the exercise price for any Option (other than an Option issued as a Substitute Award pursuant to Section 10.10) shall not be less than the Fair Market Value of the underlying stock as of the Grant Date. If the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to Participant, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

(b)    Prohibition on Repricing.  Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)    Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. If the Option is intended to qualify as an Incentive Stock Option under Code Section 422, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limitation, it shall be deemed to constitute a Non-Qualified Stock Option.

(d)    Exercise and Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. Any Shares surrendered or withheld in full or partial payment of the exercise price of an Option, or in payment of tax withholdings shall be valued at their Fair Market Value on the date of exercise.

(e)    Exercise Term.   No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date, provided, however, that if the Option is intended to qualify as an Incentive Stock Option and the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Option shall be no more than five (5) years from the Grant Date.

(f)    No Deferral Feature.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    No Dividends or Dividend Equivalents.  No Option shall provide for Dividends or Dividend Equivalents.

7.2.    INCENTIVE STOCK OPTIONS.

(a)General. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Code Section 422.  To the extent that an Option does not satisfy all of the requirements of Code Section 422, such Option shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted after March 19, 2024.

(b)Termination of Continuous Service. Without limiting the generality of the foregoing, an Incentive Stock Option shall be subject to the following provisions:

(i)Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the

(ii)Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following the termination of the Participant’s Continuous Service or (b) the Option expiration date.

(iii)Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(iv)Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Option expiration date.

(v)Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance by the person designated to exercise the Option upon the Participant’s death during the time period ending on the Option expiration date, or such shorter period (if any) specified in the Award Certificate.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock and Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee in its discretion. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2.    ISSUANCE AND RESTRICTIONS.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals, time-based vesting restrictions or otherwise, as the Committee determines at the time of the grant of the Award. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are intended to be exempt from the application of Code Section 409A.  Except as otherwise provided herein or in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to any Award of the Restricted Stock, including voting rights, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are issued to the Participant in settlement of the Restricted Stock Units following satisfaction of any vesting and other conditions specified in the Award Certificate.

8.3.    DIVIDENDS ON RESTRICTED STOCK. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any cash or stock dividends paid thereon will be paid or distributed to the Participant when and as paid to the stockholders generally, and in no event later than the 15th day of the third month following the end of the calendar year in which the dividends are paid to stockholders.

8.4.    GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Awards of Restricted Stock Units granted hereunder, subject to such terms and conditions, including vesting, as may be determined by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award of Restricted Stock Units, as determined by the Committee. Dividend Equivalents shall vest and be distributed when and to the extent the underlying Restricted Stock Unit Award vests. The Committee may provide in the Award Certificate that prior to vesting, Dividend Equivalents shall accrue and be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the end of the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the end of the first calendar year during which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

8.5.    RESTRICTIONS ON TRANSFER. Neither Restricted Stock nor Restricted Stock Units may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the applicable restriction period.

8.6.    TERMINATION AND FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter or as otherwise provided in this Plan, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy applicable performance goals during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to such restrictions shall be forfeited. Any Restricted Stock forfeited by a Participant shall be redeemed and cancelled by the Company, without payment of consideration to the Participant, and the escrow agent shall be authorized to deliver the certificates representing such Shares to the Company for cancellation.

8.7.    DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company, an Affiliate or one or more employees of the Company or Affiliate) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. Unless otherwise determined by the Committee, the Participant shall deposit the certificates representing the Shares awarded as Restricted Stock that have not yet vested, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Trust Department of Union Bank as the Company’s agent and such Shares shall be released from escrow and delivered to the Participant only upon authorization of the Committee upon vesting of the Shares. Certificates representing shares of Restricted Stock may bear such restrictive legends as the Committee deems appropriate.

ARTICLE 9
PERFORMANCE AWARDS

9.1.    GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are sometimes referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate.

9.2.    PERFORMANCE GOALS.

(a)    Business Criteria. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the following criteria, as selected by the Committee:
•basic earnings per share;
•basic cash earnings per share;
•diluted earnings per share;
•core earnings per share;
•diluted cash earnings per share;
•net income;
•cash earnings;
•net interest income;
•noninterest income;
•general and administrative expense to average assets ratio;
•cash general and administrative expense to average assets ratio;
•efficiency ratio;
•cash efficiency ratio;
•return on average assets;
•core return on average assets;
•cash return on average assets;
•return on average stockholders’ equity;
•cash return on average stockholders’ equity;
•core return on equity;
•return on average tangible stockholders’ equity;

•cash return on average tangible stockholders’ equity;
•core earnings;
•operating income;
•operating efficiency ratio;
•net interest margin;
•growth in assets, loans (including home equity lines of credit), or deposits;
•loan production volume;
•nonperforming loans;
•cash flow;
•capital preservation (core or risk-based);
•interest rate risk exposure-net portfolio value;
•interest rate risk-sensitivity;
•liquidity parameters;
•strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
•stock price (including, but not limited to, growth measures and total stockholder return);
•operating expense as a percentage of average assets;
•core deposits as a percentage of total deposits;
•net charge-off percentage;
•average percentage past due;
•classified assets to total assets;
•compliance/audit exam findings;
•capital ratio;
•revenue growth;
•tangible book value per diluted share;
•management achievement of strategic plan goals;
•system knowledge & utilization of core applications;
•customer service survey; or
•any combination of the foregoing.

Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index, or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax laws or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)    Adjustments. Pursuant to this Section 9.2, in certain circumstances the Committee may adjust performance measures under outstanding Awards; provided, however, that notwithstanding anything herein to the contrary, no adjustment may be made with respect to an Award to a Covered Employee that is intended to be performance-based compensation within the meaning of Code Section 162(m) as contemplated in Section 9.3, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

9.3.    GRANT OF PERFORMANCE AWARDS TO COVERED EMPLOYEES. With respect to each Performance Award granted to a Covered Employee that is intended by the Committee to qualify as a “performance-based award” under Code Section 162(m), the Committee shall select, within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant from among those criteria enumerated in Section 9.2, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each such Performance Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each performance period and different goals may be applicable to Performance Awards to different Covered Employees. Maximum Awards to Covered Employees are subject to the limitations in Section 4.2 of this Plan. Notwithstanding anything herein to the contrary, no Award that is intended by the Committee to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of service (other than death or Disability or a Change in Control).

9.4.    CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Performance Award to a Covered Employee granted pursuant to Section 9.3 shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 9.3, no Performance Award to a Covered Employee under Section 9.3 or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to such Award, in any manner to waive the achievement of the applicable performance goal or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause such Performance Award to cease to qualify as performance-based compensation under Code Section 162(m).

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1.    TERM OF AWARD.  Subject to Section 7.1(e) with respect to Options, the term of each Award shall be for the period as determined by the Committee and specified in the applicable Award Certificate.

10.2.    FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

10.3.    LIMITATIONS ON TRANSFER.  No right or interest of a Participant in any unexercised or unvested restricted Award may be assigned, transferred, pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Code Section 414(p)(1)(A) if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

10.4.    BENEFICIARIES.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

10.5.    STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

10.6.    ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate, or in Section 10.8 with respect to Awards of Restricted Stock and Restricted Stock Units, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i)all of that Participant’s outstanding Options shall become fully exercisable, and shall thereafter remain exercisable for the applicable period specified in Section 7.2;

(ii)all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse, and the Awards shall be deemed to vest as of the date of termination; and

(iii)all performance criteria under all of that Participant’s outstanding performance-based Awards shall be deemed to have been satisfied as of the date of termination, as follows:

(A)if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C)in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.7.    EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 10.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any separate agreement with a Participant governing an Award.

(a)Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 13.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

(b)Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding Performance Awards of that Participant shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance, change in control or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.8.    ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Sections 10.6 or 10.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards of Restricted Stock or Restricted Stock Units shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  In exercising its discretion pursuant to this Section 10.8, the Committee may provide for nonuniform treatment among Participants (whether or not similarly situated) and among Awards granted to a Participant. Notwithstanding anything herein to the contrary, the Committee may not waive any performance-based criteria with respect to an Award to a Covered Employee intended to qualify as performance-based compensation under Code Seciton 162(m), nor shall satisfaction of such criteria be deemed to have been accelerated, other than in connection with such Covered Employee’s death or Disability or a Change in Control.

10.9.    FORFEITURE EVENTS; RECOUPMENT.

(a)Forfeiture. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

(b)Recoupment. All Awards (including Awards that have vested in accordance with the Award Certificate) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

10.10.    SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1.    MANDATORY ADJUSTMENTS.  In the event of an internal reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend or similar extraordinary event affecting the Stock, the authorization limitations under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the performance goals or other measures to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limitations under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, the Shares then subject to each Award and the exercise price of each outstanding Option shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately. Any adjustment under this Section to the number of Shares subject to an Award may provide for the number of Shares to be rounded up or down to the next whole Share, as the Committee may determine in its discretion.

11.2.    DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, combination or exchange of shares), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.3.    GENERAL.  Any discretionary adjustments made pursuant to this Article 11 shall be subject to the provisions of Section 12.2.  To the extent that any adjustments made pursuant to this Article 11 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options (Again).

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1.    AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

12.2.    MODIFICATION OF OUTSTANDING AWARDS.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

12.3.    COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 409A and 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 12.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 13
GENERAL PROVISIONS

13.1.    NO ENLARGEMENT OF RIGHTS.

(a)No Participant or any Eligible Person shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Persons uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Persons who receive, or are eligible to receive, Awards (whether or not such Eligible Persons are similarly situated).

(b)Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)No Award shall be deemed to give a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.2.    WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding up to an amount based on the participant’s maximum individual tax rate (and not any greater amount), all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.3.    SPECIAL PROVISIONS RELATED TO CODE SECTION 409A.

(a)General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Code Section 409A.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers or employees (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Code Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)the amount of such nonexempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii)the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

13.4.    UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

13.5.    RELATIONSHIP TO OTHER BENEFITS.  No Award under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

13.6.    EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.7.    TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8.    GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.9.    FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

13.10.    NO LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, beneficiary or any other person as to: (a) the nonissuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

13.11.    GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Vermont.

13.12.    ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.13.    NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to issue or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Union Bankshares, Inc. 2014 Equity Incentive Plan as adopted by the Board on March 19, 2014 and by the stockholders on _____________, 2014.

UNION BANKSHARES, INC.

By:

Its:

VOTE BY INTERNET
Before the meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to www.virtualshareholdermeeting.com/UNB2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

UNION BANKSHARES, INC.
20 LOWER MAIN STREET
P.O. BOX 667
MORRISVILLE, VT 05661
ATTN: KRISTY ADAMS ALFIERI

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D08820-P33793	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

UNION BANKSHARES, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors - To fix the number of Directors at eight, or such lesser number as circumstances require, and to elect the Nominees listed below. (All terms expire at the next annual meeting.)				The Board of Directors recommends you vote FOR the following proposal:
							For	Against	Abstain
	Nominees:		For	Withhold Authority	2.	Advisory (Nonbinding) vote to approve the compensation paid to the Company's named executive officers, as disclosed pursuant to item 402 of SEC regulation S-K, including the compensation committee report, compensation tables and narrative discussion.	☐	☐	☐
	1a.	Joel. S. Bourassa	☐	☐

	1b.	Dawn D. Bugbee	☐	☐

	1c.	Nancy C. Putnam	☐	☐	3.	Vote to amend Section 5.1 of the 2014 Equity Incentive Plan to approve an additional 100,000 shares of Union Bankshares, Inc. common stock to be reserved for equity compensation grants under the Plan.	☐	☐	☐

	1d.	Gregory D. Sargent	☐	☐

	1e.	Timothy W. Sargent	☐	☐
					4.	To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2022.	☐	☐	☐
	1f.	David S. Silverman	☐	☐

	1g.	Janet P. Spitler	☐	☐

NOTE: This proxy conveys discretionary authority to vote in accordance with the recommendations of the Board of Directors on such other business as may properly come before the meeting or any adjournment thereof.

	1h.	Cornelius J. Van Dyke	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, partnership, or other entity, please sign in full entity name by an authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

The 2022 Annual Meeting of Shareholders of Union Bankshares, Inc. will be held on May 18, 2022, 3:00 p.m. Eastern Time, virtually via the internet at www.virtualshareholdermeeting.com/UNB2022.
To access the virtual meeting you must have the information that is printed in the box marked by the arrow on the reverse side of this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.materials.proxyvote.com/905400.

D08821-P33793

REVOCABLE PROXY
UNION BANKSHARES, INC.

Annual Meeting of Shareholders
May 18, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Kristy Adams Alfieri and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be conducted as a virtual meeting exclusively by electronic means at www.virtualshareholdermeeting.com/UNB2022 on Wednesday, May 18, 2022, at 3:00 p.m., Eastern Time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed and dated but no such direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4 and on any other matters in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side